CREDIT AGREEMENT


                                      among


                           CONSECO, INC., as Borrower,


                             The Banks named herein,



                                       and




                           FIRST UNION NATIONAL BANK,
                      as Administrative Agent for the Banks





                                   Arranged By
                        FIRST UNION CAPITAL MARKETS CORP.






                         Dated as of September 30, 1997






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                                TABLE OF CONTENTS
                                                                                                               PAGE
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SECTION 1.        DEFINITIONS AND ACCOUNTING TERMS..............................................................  1
         SECTION 1.1       Certain Defined Terms................................................................  1
         SECTION 1.2       Other Definitional Provisions........................................................ 23
         SECTION 1.3       Accounting and Financial Determinations.............................................. 23

SECTION 2.        THE COMMITMENTS AND THE LOANS................................................................. 24
         SECTION 2.1       Commitment........................................................................... 24
         SECTION 2.2       Procedure for Borrowings............................................................. 24
         SECTION 2.3       [Intentionally left blank.].......................................................... 25
         SECTION 2.4       [Intentionally left blank.].......................................................... 25
         SECTION 2.5       Types of Loans....................................................................... 25
         SECTION 2.6       Funding Reliance for Borrowings...................................................... 25
         SECTION 2.7       Conversion and Continuation Elections
                                      for Borrowings............................................................ 26
         SECTION 2.8       Repayment of Loans................................................................... 27
         SECTION 2.9       Loan Accounts; Record Keeping........................................................ 27

SECTION 3.        INTEREST AND FEES, ETC........................................................................ 28
         SECTION 3.1       Interest Rates....................................................................... 28
         SECTION 3.2       Default Interest Rate................................................................ 28
         SECTION 3.3       Interest Payment Dates............................................................... 29
         SECTION 3.4       Setting and Notice of Rates.......................................................... 29
         SECTION 3.5       Computation of Fees and Interest..................................................... 29
         SECTION 3.6       Fees................................................................................. 29

SECTION 4.        PAYMENTS AND PREPAYMENTS...................................................................... 29
         SECTION 4.1       Voluntary Termination or Reduction of
                                      Commitments............................................................... 29
         SECTION 4.2       Optional Prepayments................................................................. 30
         SECTION 4.3       [Intentionally left blank]........................................................... 30
         SECTION 4.4       Payments by the Borrower............................................................. 30
         SECTION 4.5       [Intentionally left blank]........................................................... 31
         SECTION 4.6       Sharing of Payments.................................................................. 31
         SECTION 4.7       Setoff............................................................................... 32
         SECTION 4.8       Net Payments......................................................................... 32
         SECTION 4.9       Mandatory Reduction in the Commitments............................................... 33

SECTION 5.        CHANGES IN CIRCUMSTANCES...................................................................... 33
         SECTION 5.1       Increased Costs...................................................................... 33
         SECTION 5.2       Change in Rate of Return............................................................. 34
         SECTION 5.3       Basis for Determining Interest Rate
                                      Inadequate or Unfair...................................................... 35
         SECTION 5.4       Changes in Law Rendering Certain Loans
                                      Unlawful.................................................................. 36
         SECTION 5.5       Funding Losses....................................................................... 36
         SECTION 5.6       Right of Banks to Fund Through Other Offices......................................... 37
         SECTION 5.7       Discretion of Banks as to Manner of
                                      Funding................................................................... 37
         SECTION 5.8       Replacement of Banks................................................................. 37
         SECTION 5.9       Conclusiveness of Statements; Survival
                                      of Provisions............................................................. 38

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SECTION 6.        [Intentionally left blank.]................................................................... 38

SECTION 7.        REPRESENTATIONS AND WARRANTIES................................................................ 38
         SECTION 7.1       Organization, etc.................................................................... 38
         SECTION 7.2       Authorization........................................................................ 38
         SECTION 7.3       No Conflict.......................................................................... 38
         SECTION 7.4       Governmental Consents................................................................ 39
         SECTION 7.5       Validity............................................................................. 39
         SECTION 7.6       Financial Statements................................................................. 39
         SECTION 7.7       Material Adverse Change.............................................................. 39
         SECTION 7.8       Litigation and Contingent Obligations................................................ 39
         SECTION 7.9       Liens................................................................................ 39
         SECTION 7.10      Pension and Welfare Plans............................................................ 39
         SECTION 7.11      Investment Company Act............................................................... 41
         SECTION 7.12      Public Utility Holding Company Act................................................... 41
         SECTION 7.13      Taxes................................................................................ 41
         SECTION 7.14      Accuracy of Information.............................................................. 41
         SECTION 7.15      Environmental Warranties............................................................. 42
         SECTION 7.16      Proceeds............................................................................. 43
         SECTION 7.17      Insurance............................................................................ 43
         SECTION 7.18      Securities Laws...................................................................... 43
         SECTION 7.19      Governmental Authorizations.......................................................... 43
         SECTION 7.20      Business Locations; Trade-Names...................................................... 44
         SECTION 7.21      Solvency............................................................................. 44
         SECTION 7.22      Insurance Licenses................................................................... 44
         SECTION 7.23      Compliance with Laws................................................................. 44
         SECTION 7.24      No Default........................................................................... 45
         SECTION 7.25      Margin Regulations................................................................... 45
         SECTION 7.26      Conseco Corporate Structure.......................................................... 45
         SECTION 7.27      Significant Subsidiaries............................................................. 45

SECTION 8.        AFFIRMATIVE COVENANTS......................................................................... 45
         SECTION 8.1       Reports, Certificates and Other Information.......................................... 45
         SECTION 8.2       Corporate Existence; Foreign Qualification........................................... 51
         SECTION 8.3       Books, Records and Inspections....................................................... 52
         SECTION 8.4       Insurance............................................................................ 52
         SECTION 8.5       Taxes and Liabilities................................................................ 52
         SECTION 8.6       Pension Plans and Welfare Plans...................................................... 52
         SECTION 8.7       Compliance with Laws................................................................. 52
         SECTION 8.8       Maintenance of Permits............................................................... 53
         SECTION 8.9       Environmental Compliance............................................................. 53

SECTION 9.        NEGATIVE COVENANTS............................................................................ 53
         SECTION 9.1       Limitation on Indebtedness........................................................... 53
         SECTION 9.2       Liens................................................................................ 56
         SECTION 9.3       Consolidation, Merger, etc........................................................... 57
         SECTION 9.4       Asset Disposition, etc............................................................... 57
         SECTION 9.5       Other Agreements..................................................................... 58
         SECTION 9.6       Business Activities.................................................................. 58
         SECTION 9.7       Change of Location or Name........................................................... 58
         SECTION 9.8       Transactions with Affiliates......................................................... 58
         SECTION 9.9       [Intentionally left blank.].......................................................... 59
         SECTION 9.10      Investments.......................................................................... 59
         SECTION 9.11      Certain Indebtedness................................................................. 60

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SECTION 10.       FINANCIAL COVENANTS........................................................................... 60
         SECTION 10.1      Shareholders' Equity................................................................. 61
         SECTION 10.2      Debt to Total Capitalization Ratio................................................... 61
         SECTION 10.3      Interest Coverage Ratio.............................................................. 61

SECTION 11.       CONDITIONS.................................................................................... 61
         SECTION 11.1      Initial Loans........................................................................ 61
         SECTION 11.2      [Intentionally left blank.].......................................................... 63
         SECTION 11.3      All Loans............................................................................ 63

SECTION 12.       EVENTS OF DEFAULT AND THEIR EFFECT............................................................ 63
         SECTION 12.1      Events of Default.................................................................... 63
         SECTION 12.2      Effect of Event of Default........................................................... 66

SECTION 13.       THE AGENT..................................................................................... 66
         SECTION 13.1      Authorization and Action............................................................. 66
         SECTION 13.2      Liability of the Administrative Agent................................................ 67
         SECTION 13.3      Administrative Agent and Affiliates.................................................. 67
         SECTION 13.4      Bank Credit Decision................................................................. 68
         SECTION 13.5      Indemnification...................................................................... 68
         SECTION 13.6      Successor Agent...................................................................... 68

SECTION 14.       ASSIGNMENTS AND PARTICIPATIONS................................................................ 69
         SECTION 14.1      Assignments.......................................................................... 69
         SECTION 14.2      Participations....................................................................... 70
         SECTION 14.3      Disclosure of Information............................................................ 71
         SECTION 14.4      Foreign Transferees.................................................................. 72

SECTION 15.       MISCELLANEOUS................................................................................. 72
         SECTION 15.1      Waivers and Amendments............................................................... 72
         SECTION 15.2      Failure to Consent................................................................... 73
         SECTION 15.3      Notices.............................................................................. 74
         SECTION 15.4      Payment of Costs and Expenses........................................................ 74
         SECTION 15.5      Indemnity............................................................................ 75
         SECTION 15.6      Subsidiary References................................................................ 75
         SECTION 15.7      Captions............................................................................. 75
         SECTION 15.8      GOVERNING LAW........................................................................ 75
         SECTION 15.9      Counterparts......................................................................... 76
         SECTION 15.10     SUBMISSION TO JURISDICTION; WAIVER OF
                                      VENUE..................................................................... 76
         SECTION 15.11     Service of Process................................................................... 76
         SECTION 15.12     Successors and Assigns............................................................... 77
         SECTION 15.13     WAIVER OF JURY TRIAL................................................................. 77

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EXHIBITS

Exhibit A - Form of Account  Designation Letter
Exhibit B - Form of Note
Exhibit C - [Intentionally  left blank]
Exhibit D - [Intentionally left blank]
Exhibit E - [Intentionally left blank]
Exhibit F - Form of Notice of Borrowing
Exhibit G - Form of Notice of Conversion/Continuation
Exhibit H - [Intentionally left blank]
Exhibit I - Eurodollar  Funding  Loss  Determination  Methodology
Exhibit J - Conseco Corporate Structure
Exhibit K - Form of Compliance Certificate
Exhibit L - Form of Opinion of Karl W. Kindig, counsel to the
            Borrower
Exhibit M - Form of Officer's Certificate
Exhibit N - Form of Assignment Agreement
Exhibit O - Form of Confidentiality Agreement


SCHEDULES

Schedule 1.1-A - Schedule of Lenders and Commitments
Schedule 1.1-B - Servicing Agreements
Schedule 7.4 - Required Governmental Consents
Schedule 7.8 - Material Litigation
Schedule 7.10 - ERISA
Schedule 7.13 - Taxes
Schedule 7.17 - Insurance
Schedule 7.20 - Business  Office  Locations
Schedule 7.22 - Jurisdictions  of Insurance  Licenses
Schedule 7.27 - Significant  Subsidiaries
Schedule 9.1 - Permitted  Indebtedness
Schedule 9.2 - Permitted Liens
Schedule 9.6 - Permitted Business  Activities
Schedule 9.8 - Permitted  Reinsurance  Agreements
Schedule 9.10 - Permitted Investments





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                                                        iv

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is entered into as of September 30, 1997 (the "Effective Date"), among CONSECO, INC., an Indiana corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (herein, together with any Eligible Assignees thereof, collectively called the "Banks" and each individually, a "Bank"), and FIRST UNION NATIONAL BANK, as administrative agent for the Banks (herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").

                                   Background

         WHEREAS,   the  Borrower  has  requested   that  the  Banks  provide  a
$200,000,000 credit facility for the purposes hereinafter set forth; and

         WHEREAS, the Banks have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Designation Letter" shall mean a letter in the form of Exhibit A from the Borrower to the Agent, duly completed and signed by a duly authorized Responsible Officer of the Borrower, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Acquisition" shall mean any transaction or series of transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity securities (or warrants, options, or other rights to acquire any of the foregoing) of any Person, or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination of the Borrower or one of its Subsidiaries with another Person (other than a Person that is a Subsidiary of the Borrower immediately prior to such merger or consolidation); provided that, in the case of any merger, consolidation or other combination of the Borrower, the Borrower shall be the surviving entity, in each case subject to and to the extent permitted by this Agreement.

         "Administrative Agent" shall have the meaning set forth in the Preamble hereof.

         "Administrative Agent's Office" shall mean One First Union Center, 301 South College Street, 10th Floor, Charlotte, North Carolina 28288-0608, or such other address designated by the Administrative Agent (or any successor agent) to the Borrower and the Banks from time to time.

         "Affected Bank" shall have the meaning set forth in Section 5.4.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended or modified.

         "ALH" shall mean American Life Holdings, Inc., a Delaware corporation.

         "ALHC" shall mean American Life Holding Company, a Delaware corporation.

         "ALHC Preferred Stock" shall mean ALHC's $2.16 Redeemable Cumulative Preferred Stock, par value $.01 and its $2.32 Redeemable Cumulative Preferred Stock, par value $.01.

         "Amounts Available for Dividends" shall mean, without duplication, the maximum amount of dividends the Insurance Subsidiaries are permitted to pay under the Applicable Insurance Code of their respective states of domicile without necessitating approval of the applicable Department.

         "Annual Statement" shall mean, as to any Insurance Subsidiary, the annual financial statement of such Insurance Subsidiary as required to be filed with the applicable Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1996 Life, Accident and Health Insurance Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1996 Annual Statement of such Insurance Subsidiary.

         "Applicable Insurance Code" shall mean, as to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

         "Arranger" shall mean First Union Capital Markets Corp.

         "Assignment Agreement" shall  have  the  meaning  set  forth in Section
14.1.

         "ATC" shall mean American Travellers Corp., a Pennsylvania corporation.

         "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such scheduled principal payment by (b) the sum of all such scheduled principal payments.

         "B-Share Financings" shall mean the financing of fees or commissions related to B-Shares.

         "B-Shares" shall mean those shares of ownership representing a mutual interest in a pool of assets on which 12b-1 fees or contingent deferred sales commissions (CDSC), as defined under the Investment Company Act of 1940, are applicable.

         "Banks" or "Bank" shall have the meaning set forth in the Preamble hereof.

         "Bank Default" shall mean (a) the refusal (which has not been retracted) of a Bank to make available its Percentage of any Loans when required hereunder or (b) a Bank having notified the Administrative Agent or the Borrower that it does not intend to comply with its obligations under Section 2.1 to the extent required thereunder.

         "Base Rate" shall mean, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Effective Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by First Union in Charlotte, North Carolina, as its "prime rate." The "prime rate" is a rate set by First Union based upon various factors including First Union's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by First Union shall take effect at the opening of business on the date specified in the public announcement of such change.

         "Base Rate Loan" shall mean a Loan that bears interest based on the Base Rate.

         "BLHC" shall mean Bankers Life Holding Corp., a Delaware corporation.

         "BNL" shall mean Bankers National Life Insurance Company, a Texas stock insurance corporation.

         "Borrower" shall have the meaning set forth in the Preamble hereof.

         "Borrowing" shall mean a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks under Section 2, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing  Date" shall mean any date on which a Borrowing occurs under
Section 2.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, shall mean such a day on which dealings in Dollar deposits are also carried on in the London interbank market.

         "Calculation   Period"  shall  mean,  with  respect  to  any  ratio  or
calculation, the period for which such ratio or calculation is being calculated.

         "Capital and Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Capitalized Lease Liabilities" shall mean, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.


         "Cash Equivalents" shall mean (a) securities with maturities of one (1) year or less from the date of determination issued or fully guaranteed or insured by the United States Government, or any instrumentality or agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Bank or any other commercial bank whose unsecured long-term debt obligations are rated at least "BBB-" by Standard & Poor's, "Baa-3" by Moody's, "BBB-" by Duff & Phelps, "BBB-" by Fitch Investors Services, Inc. or "NAIC 2" by the NAIC having maturities of six (6) months or less from the date of determination and (c) commercial paper having maturities of six (6) months or less from the date of determination rated at least "A-2" by Standard Poor's, "P-2" by Moody's, "D-2" by Duff & Phelps, "F-2" by Fitch Investors Services, Inc. or "NAIC 2" by the NAIC, or carrying an equivalent rating by a nationally recognized rating agency, if all of the named rating agencies cease publishing ratings of investments.

         "CBOs" shall mean notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

         "CCPI" shall mean CCP Insurance, Inc., an Indiana corporation, which merged into the Borrower.

         "CCPI Indenture" shall mean the Indenture, dated as of December 15, 1994, between CCPI and LTCB Trust Company, as trustee, as the same may be amended or modified in accordance with the terms of this Agreement. The obligations of CCPI were assumed by the Borrower on account of the merger of CCPI into the Borrower.

         "CCPI Senior Note Obligations" shall mean the Obligations (as defined in the CCPI Indenture) of CCPI with respect to the Securities (as defined in the CCPI Indenture), such Obligations having been assumed by the Borrower on account of the merger of CCPI into the Borrower.

         "CCPI Senior Notes" shall mean the 10-1/2% Senior Notes due 2004 of CCPI assumed by the Borrower pursuant to the merger of CCPI into the Borrower, as the same may be amended or modified in accordance with the terms of this Agreement.

         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended.

         "CERCLIS"  shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Information System List.

         "Change in Control"  shall be deemed to have occurred at such times as:
(a) any Person, or two or more Persons, acting in concert, directly or indirectly acquire after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of voting stock of the Borrower (other than the officers and directors of the Borrower in place as of the Effective Date) or
(b) individuals who as of the Closing Date constituted the Borrower's Board of Directors (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.

         "Charges" shall have the meaning set forth in Section 4.8.

         "Closing Date" shall mean the date on which all conditions precedent set forth in Section 11 are satisfied or waived by all Banks or, with respect to the payment of any fee payable hereunder, waived by the Person entitled to receive such payment.

         "CMOs" shall mean notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

         "CMO Derivative Investments" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest-only investments, principal-only investments, residuals, inverse IO's and super floaters.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, or, as the context requires, applicable provisions of prior laws.

         "Commitment" and "Commitments" shall have   the respective meanings set
forth in Section 2.1.

         "Compliance Certificate" shall have the meaning set forth in Section 8.1.5.

         "Conseco Indenture" shall mean the Indenture, dated as of February 18, 1993, between Conseco, Inc. and Shawmut Bank Connecticut, National Association, as trustee, as the same may be amended or modified in accordance with the terms of this Agreement.

         "Conseco Series E Preferred Stock" shall mean $900,000,000 stated value of the Borrower's Series E Preferred Stock, par value $.001 per share.

         "Conseco Senior Note Obligations" shall mean the Obligations (as defined in the Conseco Indenture) of the Borrower with respect to the Securities (as defined in the Conseco Indenture).

         "Conseco Senior Notes" shall mean the 8-1/8% Senior Notes due 2003 of the Borrower, as the same may be amended or modified in accordance with the terms of this Agreement.

         "Contingent Obligation" shall mean, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that (i) the obligations of any Person under Reinsurance Agreements and Surplus Relief Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries permitted by Section 9.10 and (ii) the obligations of the Borrower in connection with its guaranty of the TOPrS shall not be deemed Contingent Obligations of any such Person or the Borrower, as applicable. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term "the Borrower" shall be deemed to include any and all Subsidiaries of the Borrower.

         "Conversion/Continuation  Date"  shall  mean any date on  which,  under
Section 2.7, the Borrower (a) converts Loans of one Type to Loans of another Type, or (b) continues as Eurodollar Rate Loans of the same Type, but with a new Interest Period, Eurodollar Rate Loans having Interest Periods expiring on such date.

         "Credit Tenant Loans" shall mean mortgage loans which are made primarily in reliance on the credit standing of a major tenant, structured with an assignment of the rental payments to the lender with real estate property pledged as collateral in the form of a first lien.

         "Debt to Total Capitalization Ratio" shall mean, for any Calculation Period, the ratio of (a) the principal of and accrued but unpaid interest on all Indebtedness for borrowed money of the Borrower or any Wholly-Owned Subsidiary for which the Borrower or any such Wholly-Owned Subsidiary, respectively, is directly liable and which is not a Contingent Obligation (calculated excluding Permitted Transactions) to (b) Total Capitalization (calculated excluding Permitted Transactions).

         "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Bank(s)" shall mean any Bank(s) with respect to which a Bank Default is in effect.

         "Department" shall mean, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with whom such Insurance Subsidiary is required to file its Annual Statement.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., Inc.

         "Effective Date" shall have the meaning set forth in the Preamble hereof.

         "Eligible Assignee" shall mean any bank, pension fund, mutual fund, investment fund or other financial institution (other than an insurance company or any Affiliate of an insurance company except those to which the Borrower consents).

         "Environmental Claims" shall mean all claims, complaints, notices or inquiries, however asserted or made, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower.

         "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances, codes and guidelines (including common law, consent decrees and administrative orders), together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and any other applicable laws of any jurisdiction.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =        London Interbank Offered Rate
                                          --------------------------------------
                                               1 - Eurodollar Reserve Percentage

         "Eurodollar Rate Loan" shall mean any Loan that bears interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate Margin" shall mean the Eurodollar Rate Margin set forth in the fee letter dated September 29, 1997, by and between the Borrower and First Union.

         "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined), whether or not a Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" shall have the meaning set forth in Section 12.1.

         "Existing Credit Agreement" shall mean the Credit Agreement, dated as of November 22, 1996, among the Borrower, the lenders party thereto and the agents party thereto including NationsBank, N.A. (South), as administrative agent, as such agreement may now or hereafter be amended, supplemented, or otherwise modified, and any agreement extending the maturity, modifying, renewing, extending or refunding the same or refinancing or restructuring all or any portion of the indebtedness under any such agreement for whatever purpose, along with any amendment, modification or supplement of any such refinancing or restructuring.

         "Federal Funds Effective Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "First Union" shall mean First Union National Bank and each successor thereto.

         "Fiscal Quarter" or "FQ"  shall  mean  any  fiscal  quarter of a Fiscal
Year.

         "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Fixed Interest Charges" shall mean, for any Calculation Period, (a) interest paid or, without duplication, accrued but unpaid on the Loans with respect to such Calculation Period, plus (b) interest paid or, without duplication, accrued but unpaid on the Senior Notes during such Calculation Period, plus (c) interest paid or, without duplication, accrued but unpaid on any Indebtedness set forth in clauses (a) and (b) of the definition thereof during such Calculation Period, minus (d) interest paid or, without duplication, accrued but unpaid on any Indebtedness which has been eliminated from the balance sheet liabilities of the Borrower on a consolidated basis in accordance with GAAP.

         "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" shall mean, with respect to the Borrower, all liabilities of the Borrower under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or agreements designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

         "IMR/AVR" shall mean, as to any of the Insurance Subsidiaries at a particular date, the interest maintenance reserve of such Insurance Subsidiaries, computed in accordance with SAP as reported on line 11.4, page 3, column 1 of the Annual Statement plus the asset valuation reserve of such insurance Subsidiary, computed in accordance with SAP as reported on line 24.1, page 3, column 1 of the Annual Statement.

         "Income Taxes" shall mean any Taxes in which the base is measured by net income.

         "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements); (g) any Indebtedness of a partnership in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with the foregoing.

         "Indemnified Parties" shall have the meaning set forth in Section 15.5.

         "Indentures" shall mean, collectively, the Conseco Indenture, the CCPI Indenture and the Subordinated Indentures.

         "Insurance Subsidiary" shall mean any Subsidiary of the Borrower that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "Interest Coverage Ratio" shall mean, for any Calculation Period, the ratio of (a) the sum of (i) Amounts Available for Dividends directly to the Borrower from the Insurance Subsidiaries, plus (ii) interest paid with respect to the Surplus Debentures, plus (iii) Net Cash Available from the Non-Insurance Subsidiaries, plus (iv) the amount of Taxes paid or, without duplication, accrued but unpaid to the Borrower under the Tax Sharing Agreement, plus (v) management and other fees received by the Borrower under the Servicing Agreements or otherwise, plus (vi) the Borrower's Investment Income received in cash, minus (vii) the amount of Taxes paid or, without duplication, accrued but unpaid by the Borrower, minus (viii) cash operating expenses of the Borrower, minus (ix) capital expenditures of the Borrower, minus (x) principal and interest payments made or, without duplication, interest accrued but unpaid on intercompany loans by the Borrower and its Subsidiaries, minus (xi) dividends paid, in cash, to BNL by the Borrower on the Conseco Series E Preferred Stock to the extent permitted by this Agreement to (b) Fixed Interest Charges. The Interest Coverage Ratio and the component amounts referenced herein shall be calculated on the last day of each Fiscal Quarter for the immediately preceding four (4) consecutive Fiscal Quarters; provided that, for the Fiscal Quarter ending September 30, 1997, the foregoing shall be calculated for the immediately preceding three (3) consecutive Fiscal Quarters.

         "Interest Payment Date" shall mean, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month for all or any portion of any such Base Rate Loan outstanding during such calendar month; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" shall mean, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, with respect to any Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) with respect to any Eurodollar Rate Loan, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan; provided, however, that the initial Borrowing made under this Agreement shall be for an Interest Period of fourteen (14) days.

         "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit, or otherwise.

         "Investment Grade Securities" shall mean (a) (i) non-equity securities which are rated "BBB-" or better by Standard & Poor's, "Baa-3" or better by Moody's, "BBB-" or better by Duff & Phelps, or "NAIC 2" or better by the NAIC and (ii) municipal bonds which are rated "SP-2" or better by Standard & Poor's, "Baa-3" or "MIG4" or better by Moody's, "BBB-" or better by Duff & Phelps or "NAIC 2" or better by the NAIC, or, in each case, carrying an equivalent rating by a nationally recognized rating agency, if all of the named rating agencies cease publishing ratings of investments, and (b) direct mortgage loans which are secured by leases with lessees which have outstanding securities described in clause (a) of this definition.

         "Investment Income" shall mean, (a) as to any Person which is an Insurance Subsidiary as of any date, the amount reported on line 4, page 4, column 1 of the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared but exclusive of earnings of any Insurance Subsidiaries of such Person and, (b) as to any Person which is not an Insurance Subsidiary, the amount of earnings of such Person on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

         "Lending Office" shall mean, with respect to any Bank, any office designated by1 such Bank in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrower and the Administrative Agent, as a Lending Office for purposes hereunder. A Bank may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans or Eurodollar Rate Loans and, with respect to Eurodollar Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Bank or such Bank's holding company.

         "Liabilities" shall mean all obligations of the Borrower to the Banks, the Administrative Agent, or the Arranger, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Notes, if any, or the other Loan Documents.

         "Licenses" shall have the meaning set forth in Section 7.22.

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

         "Litigation" shall mean any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving the Borrower or any of its Subsidiaries or any of its or their businesses or operations.

         "Loan" shall mean a Loan by a Bank to the Borrower under Section 2.1, which may be a Base Rate Loan or a Eurodollar Rate Loan.

         "Loans" shall have the meaning set forth in Section 2.1.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

         "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two
Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period and for an amount comparable to such
Eurodollar Loan; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount comparable to such Eurodollar Loan.

         "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement or any other Loan Document, or (b) materially and adversely affects the consolidated business, operations, financial prospects or condition of the Borrower and its Subsidiaries taken as a whole, or (c) materially impairs the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

         "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be, (a) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Agreement or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (b) which could be reasonably expected to have a Material Adverse Effect.

         "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Pension Plan" shall mean a multiemployer plan as defined in section 4001(a)(3) of ERISA to which the Borrower or any other Controlled Group member may have liability.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

         "Net Cash Available" shall mean, without duplication, for any direct Non-Insurance Subsidiary of the Borrower (a) Net Income of such Subsidiary plus
(b) any non-cash expenses of such Subsidiary deducted in determining Net Income less (c) any non-cash income of such Subsidiary included in determining such Net Income.

         "Net Income" shall mean, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

         "Nonconsenting Bank" shall have the meaning set forth in Section 15.2.

         "Non-Insurance Subsidiary" shall mean any Subsidiary which is not an Insurance Subsidiary.

         "Notes" shall mean promissory notes, substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith, evidencing Loans, or any promissory note or
                                       15
promissory notes issued in substitution or replacement therefor.

         "Notice of Borrowing" shall mean a notice in substantially the form of Exhibit F.

         "Notice   of  Conversion/Continuation"   shall   mean  a   notice    in
substantially the form of Exhibit G.

         "Pension Plan" shall mean a Single Employer Pension Plan, or a Multiemployer Pension Plan to which the Borrower or any other Controlled Group member may have liability.

         "Percentage" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on Schedule 1.1-A (or set forth in an Assignment Agreement), as such Percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Bank and its Eligible Assignee and delivered pursuant to Section 14.1.

         "Permitted Liens" shall have the meaning set forth in Section 9.2.

         "Permitted Transactions" shall mean (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities and (e) transactions in which the Federal Home Loan Mortgage Bank of Pittsburgh ("FHLMBP") makes loans to the Borrower, which are sufficiently secured by appropriate assets of the Borrower consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of the FHLMBP for its loan programs.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Process Agent" shall have the meaning set forth in Section 15.11.

         "Purchase Money Debt" shall mean Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which such assets the seller or financier thereof has taken or retained a Lien therein, provided that any such Lien attaches to such assets concurrently with or within sixty (60) days after the purchase thereof by such Person.

         "Qualification" shall mean, with respect to any certificate covering financial statements or any financial statements, a qualification to such certificate or financial statements (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in the occurrence of a Default, provided, that neither of the following shall constitute a Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred; or (ii) a qualification relating to the outcome or disposition of threatened Litigation, pending Litigation being contested in good faith, pending or threatened claims or contingencies which cannot be determined with sufficient certainty to permit such financial statements to not be qualified.

         "Reference Departments" shall mean, collectively, the Departments of the following States: California, Illinois, Missouri, Tennessee, Texas, Ohio, Arizona, Indiana, Kentucky, Massachusetts, Mississippi, Iowa, Alabama, New York, Oklahoma, Arkansas, and Pennsylvania.

         "Regulation D" shall mean Regulation D (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Regulation G" shall mean Regulation G (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Regulation U" shall mean Regulation U (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Reinsurance Agreements" shall mean any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under a policy or policies of insurance or under a reinsurance agreement assumed by it. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) which is treated as such by the applicable Department or Reference Department.

         "Replaced Bank" shall have the meaning set forth in Section 5.8.

         "Replacement Bank" shall have the meaning set forth in Section 5.8.

         "Reportable Event" shall have the meaning assigned to such term in ERISA.

         "Required Banks" shall mean (a) Banks (other than a Defaulting Bank) having at least 51% of the Commitments (excluding the Commitment of any Defaulting Bank) or, if the Commitments have terminated or expired, 51% of the aggregate principal amount of the Loans and Participation Interests outstanding at such time (excluding the Loans and Participation Interests of any Defaulting
Bank) or (b) for purposes of amending or modifying the provisions of or waiving or curing a Default pursuant to Section 12.1.5 as a result of Section 9.8 or
Section 12.1.9, Banks (other than a Defaulting Bank) having at least 66- 2/3% of the Commitments (excluding the Commitment of any Defaulting Bank) or, if the Commitments have terminated or expired, 66-2/3% of the aggregate principal amount of the Loans outstanding and Participation Interests at such time (excluding the Loans and Participation Interests of any Defaulting Bank).

         "Responsible Officer" shall mean, in the case of any Person, any of the following officers of such Person: the chief executive officer; the president; the chief financial officer; the chief operating officer; the chief investment officer; the general counsel; the secretary; the treasurer; any executive vice president; or any vice president with responsibility for or substantive knowledge of financial matters. If any of the titles of the preceding officers of such corporate Person are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

         "SAP" shall mean, as to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Department.

         "Senior Note Documents" shall mean the Conseco Indenture, the CCPI Indenture, the Senior Notes and the other agreements and instruments pursuant to which the Senior Notes were issued, as the same may be amended or modified or supplemented in accordance with this Agreement.

         "Senior Notes" shall mean, collectively, the Conseco Senior Notes and the CCPI Senior Notes.

         "Servicing Agreements" shall mean, collectively, those agreements set forth on Schedule 1.1-B.

         "Significant Subsidiary" shall mean any Subsidiary of the Borrower with, after the elimination of intercompany accounts, (a) assets which constituted at least 10% of the Borrower's consolidated total assets, or (b) revenues which constituted at least 10% of the Borrower's consolidated total revenues, or (c) net earnings which constituted at least 10% of the Borrower's consolidated total net earnings, all as determined as of the date of the Borrower's most recently prepared quarterly financial statements for the 12-month period then ended.

         "Single Employer Pension Plan" shall mean a pension plan as such term is defined in section 3(2) of ERISA, other than a multiemployer plan as defined in section 4001(a)(3) of ERISA, to which the Borrower or any other Controlled Group member may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. For the purposes of this definition, in computing the amount of any Contingent Obligation at any time, it is intended that such Contingent Obligation will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group and any successor thereto.

         "Statutory Carrying Value" shall mean, as to an asset of any Insurance Subsidiary, the value of such asset to be reflected in line 25, page 2, column 4 of the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Statutory Liabilities" shall mean, with respect to any Insurance Subsidiary as of any date, the amount reported on line 28, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, less IMR/AVR and less amounts under the Surplus Debenture constituting Statutory Liabilities on the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Subordinated Debenture Indenture" shall mean the Indenture, dated November 14, 1996, between Conseco, Inc. and Fleet National Bank, as trustee, as supplemented by a First Supplemental Indenture, dated November 14, 1996, a Second Supplemental Indenture, dated November 22, 1996, and a Third Supplemental Indenture, dated March 26, 1997, as the same may be amended or modified in accordance with the terms of this Agreement.

         "Subordinated Debentures" shall mean the subordinated debt instruments issued by the Borrower pursuant to the Subordinated Debenture Indenture.

         "Subordinated Indentures" shall mean, collectively, the Indenture, dated as of September 29, 1994, between ALHC Merger Corporation and LTCB Trust
Company and First Supplemental Indenture thereto, dated as of September 29, 1994, between ALHC and LTCB Trust Company for the 11 1/4% Senior Subordinated Notes due 2004; the Indenture, dated as of April 21, 1993, between ALH and Boatmen's Trust Company and the Supplemental Indenture thereto, dated as of
September 29, 1994, between ALH and Boatmen's Trust Company of the 6 1/4% Convertible Subordinated Debentures due 2003; the Indenture, dated as of November 1, 1992, between BLHC and The Connecticut National Bank for the Senior Subordinated Notes Due 2002; the Indenture, dated September 15, 1995, between ATC and American Bank, National Association for the 6.5% Convertible Subordinated Debentures due October 1, 2005, to be amended by the First Supplemental Indenture between the Borrower and Firstar Bank of Minnesota; and the Indenture, dated as of March 27, 1996, between Pioneer Financial Services, Inc., a Delaware corporation, and The First National Bank of Chicago for the 6-1/2% Convertible Subordinated Notes due 2003.

         "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest, if it is a trust, association or other unincorporated organization; provided that, with respect to any Investment made by the Borrower in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered a Subsidiary of the Borrower for purposes of this Agreement if such Person is not integral to the business or operations of the Borrower or any Significant Subsidiary and such Investment is otherwise permitted by Section 9.10.

         "Substitute Bank" shall have the meaning set forth in Section 15.2.

         "Surplus Debentures" shall mean, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

         "Surplus Relief Reinsurance Agreements" shall mean any agreement whereby any insurance company assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

         "Tax  Returns  and  Reports"  shall  mean  all  returns,   reports  and
information required to be filed with any Governmental Authority with regard to Taxes.

         "Tax Sharing Agreement" shall mean the tax sharing agreement dated February 29, 1989 among the Borrower and certain of its Subsidiaries.

         "Taxes" or "Tax" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, retaliatory, income, premium, withholding, guaranty fund and similar assessments, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

         "Termination Date" shall mean the earlier of (a) March 30, 1998, or (b) the date of termination in whole of the Commitments pursuant to Section 4.1, 4.3 or 12.2.

         "TOPrS" shall mean (a) $275,000,000 of 9.16% Trust Originated Preferred Securities issued by Conseco Financing Trust I, a Delaware business trust, and guaranteed by the Borrower, (b) $325,000,000 of 8.70% Capital Trust Pass-through Securities issued by Conseco Financing Trust II, a Delaware business trust, and guaranteed by the Borrower, (c) $300,000,000 of 8.796%

Capital Securities issued by Conseco Financing Trust III, a Delaware business trust, and guaranteed by the Borrower, or (d) other similar securities with substantially similar terms, provided that the aggregate face amount thereof, together with the aggregate face amount of the securities described in clauses
(a), (b) or (c) of this definition, do not exceed $1,000,000,000. Upon their issuance, the TOPrS were, or will be, sold in a public offering and the proceeds thereof were, or shall be, used to purchase the Borrower's Subordinated Debentures issued under the Subordinated Debenture Indenture.

         "Total Capitalization" shall mean (a) principal and accrued and unpaid interest on all Indebtedness for borrowed money of the Borrower or any Wholly-Owned Subsidiary for which the Borrower or any such Wholly-Owned Subsidiary, respectively, is directly liable and which is not a Contingent Obligation (calculated excluding Permitted Transactions) plus (b) the Total Shareholders' Equity of the Borrower plus (c) the minority interests in Subsidiaries recorded on the balance sheet of the Borrower, determined in accordance with GAAP (but only to the extent such interests are not included in the calculation of amounts specified in clause (a), (b) or (c) immediately above), provided that (i) the Borrower or a Wholly-Owned Subsidiary of the Borrower owns 100% of the Voting Shares of any such Subsidiary or (ii) in the event that less than 100% of the Voting Shares of any such Subsidiary are owned by the Borrower or one of its Wholly-Owned Subsidiaries, the Borrower or such Wholly-Owned Subsidiary has guaranteed the Indebtedness of such Subsidiary.

         "Total Shareholders' Equity" shall mean the sum of (i) total shareholders' equity of a Person as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FAS 115) and (ii) the redemption value or liquidation preference (or if less, the purchase price), as applicable, of the ALHC Preferred Stock and the TOPrS.

         "Transferee" shall have the meaning set forth in Section 14.3.

         "Type of Loan" or "Type"  shall have the  meaning  set forth in Section
2.2. The Types of Loans under this Agreement are as follows: Base Rate Loans and Eurodollar Rate Loans.

         "U.S. Government Securities" shall mean obligations of, or obligations guaranteed as to principal and interest by, the United States Government or agency or instrumentality thereof.

         "Voting Shares" shall mean, with respect to any Person, capital stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of any such contingency.

         "Welfare Plan" shall mean a "welfare  plan," as such term is defined in section 3(l) of ERISA to which the Borrower or any other Controlled Group member may have liability.

         "Wholly-Owned Subsidiary" shall mean (i) any Person in which (other than directors' qualifying shares required by law) 100% of the capital stock or other ownership interests is owned, beneficially and of record, by such Person, or by one or more other Wholly-Owned Subsidiaries of such Person, or both, and
(ii) ALH.

         SECTION 1.2       Other Definitional Provisions.

                  (a)  All  terms  defined  in this  Agreement  shall  have  the above-defined meanings when used in any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                  (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to sections and subsections in this Agreement shall be to sections and subsections of this Agreement unless otherwise specified or as the context shall clearly otherwise require.

                  (c) The words "amended or modified" when used in any Loan Document shall mean with respect to such Loan Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                  (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         SECTION 1.3 Accounting and Financial Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a consistent basis with the most recent annual or quarterly financial statements delivered pursuant to Section 8.1 (or, prior to the delivery of the first financial statements pursuant to Section 8.1 , consistent with the financial statements as at September 30, 1996); provided, however, if
(a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative

Agent or the Required Banks shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Banks as to which no such objection shall have been made.

SECTION 2.        THE COMMITMENTS AND THE LOANS

         Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

         SECTION 2.1 Commitment. Each of the Banks, severally and for itself alone, agrees, on the terms and conditions set forth herein, to make loans (herein collectively called the "Loans" and individually called a "Loan") to the Borrower on a revolving basis from time to time from the Closing Date until the Termination Date in such Bank's Percentage of the aggregate amount of such Loans as the Borrower may request from all Banks. The aggregate principal amount of the Loans which any Bank shall be committed to have outstanding to the Borrower shall not at any one time exceed the amount set opposite such Bank's name on
Schedule 1.1-A or, if less, in an Assignment Agreement. The foregoing commitment of each Bank is herein called its "Commitment" and for all Banks the "Commitments." The aggregate principal amount of the Loans which all Banks shall be committed to have outstanding hereunder to the Borrower shall not at any one time exceed $200,000,000 (or such reduced amount as may be fixed pursuant to Sections 4.1, 4.9 and 12.2).

         SECTION 2.2       Procedure for Borrowings.

                  (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice (or by telephone promptly confirmed in writing) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of such  Borrowing,  which shall be in
                  an aggregate minimum amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof;

                           (B) the requested  Borrowing  Date,  which shall be a
                  Business Day;

                           (C) the Type of Loans comprising such Borrowing; and

                           (D) with  respect  to   any  Borrowing  comprised  of
                  Eurodollar  Rate Loans,  the duration of the  Interest  Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three (3) months or, if less, the highest number of whole months remaining before the Termination Date.

                  (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Percentage of the related Borrowing.

                  (c) Each Bank will make the amount of its Percentage of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Office by 2:00 P.M. (Charlotte, North Carolina time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, there may not be more than five (5) different Interest Periods in effect for all Loans then outstanding.

                  (e) Notwithstanding the three Business Days notice requirement of Section 2.2(a)(i), the initial Borrowing under this Agreement shall be a Eurodollar Rate Loan with an Interest Period of fourteen (14) days.

         SECTION 2.3       [Intentionally left blank.]

         SECTION 2.4       [Intentionally left blank.]

         SECTION 2.5 Types of Loans. The Loans shall be denominated as Base Rate Loans or Eurodollar Rate Loans (each being herein called a "Type" of Loan), as the Borrower shall specify in the related Notice of Borrowing or Notice of Continuation/Conversion. Both types of Loans may be outstanding at the same time, provided that (a) not more than five (5) different Interest Periods shall be outstanding at any one time for all Loans, and (b) the Borrower shall specify Types of Loans and Interest Periods such that no payment or prepayment of any principal on any Loan shall result in an interruption of any Interest Period.

         SECTION 2.6 Funding Reliance for Borrowings. Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing that such Bank will not make available to the Administrative Agent the amount which would constitute its Percentage of the related Borrowing, the Administrative
Agent may assume that such Bank is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and this Agreement and (ii) from a Bank at the Federal Funds Effective Rate.

         SECTION 2.7       Conversion and Continuation Elections for Borrowings.

                  (a) As to any Loans comprising a Borrowing,  the Borrower may,
         upon  irrevocable  written  notice  to  the  Administrative   Agent  in
         accordance with Section 2.7(b):

                           (i) elect,  as of any  Business  Day,  in the case of
                  Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into any other Type of Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

         provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans, as the case may be, shall terminate.

                  (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and

         (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A) the proposed Conversion/Continuation Date;

                           (B) the aggregate amount of Loans to be  converted or
                  continued;

                           (C) the  Type  of  Loans  resulting from the proposed
                  conversion or continuation; and

                           (D) in the case of conversions into or  continuations
                  of Eurodollar Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans or if any Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise agree, during the existence of a Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than five (5) different Interest Periods in effect for all Loans hereunder.

         SECTION 2.8 Repayment of Loans. Subject to the provisions of Sections 4.1, the Loans of each Bank shall be payable in full (and the Borrower agrees to pay such Loans) on the Termination Date.

         SECTION 2.9       Loan Accounts; Record Keeping.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business and the Administrative Agent. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon; provided, that in the event of a conflict between information recorded by the Administrative Agent and any Bank as to such Bank's Loans, the records of the Administrative Agent absent manifest error shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

SECTION 3.        INTEREST AND FEES, ETC.

         SECTION 3.1 Interest Rates. With respect to each Loan, the Borrower hereby promises to pay to the Administrative Agent, on behalf of the Lenders, interest on the unpaid principal amount thereof for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full, as follows:

                           (i) At all  times  while  such  Loan  or any  portion
                  thereof is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect.

                           (ii) At all  times  while  such  Loan or any  portion
                  thereof is a Eurodollar Rate Loan, at a rate per annum equal to the Eurodollar Rate from time to time in effect plus the Eurodollar Rate Margin.

         SECTION 3.2 Default  Interest Rate.  Notwithstanding  the provisions of
Section 3.1, in the event that any Default under Section 12.1.3 or any Event of Default shall occur, the Borrower hereby promises to pay, automatically in the case of a Default under Section 12.1.3 or upon demand therefor by the Administrative Agent for any Event of Default, interest on the unpaid principal amount of the Loans (and interest thereon to the extent permitted by law) for the period commencing on the date of such Default or demand until such Loans are paid in full or such Default or Event of Default is cured or waived in accordance with Sections 12.2 and 15.1 at a rate per annum equal to the Base Rate from time to time in effect (but not less than the Base Rate as at such date of demand), plus the Eurodollar Rate Margin then in effect, plus two percent (2%) per annum.

         SECTION 3.3 Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Rate Loans under Section 4.1 or Section 4.3 for the portion of the Eurodollar Rate Loans so prepaid and upon payment (including prepayment) in full thereof and during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks. After maturity, accrued interest on the Loans shall be payable on demand.

         SECTION 3.4 Setting and Notice of Rates. The applicable Eurodollar Rate shall be determined by the Administrative Agent. Each determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Administrative Agent is unable to determine such a rate, the provisions of Section 5.3 shall apply. The Administrative Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

         SECTION 3.5 Computation of Fees and Interest. Fees described in Section
3.6 and interest on Eurodollar Rate Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest on Base Rate Loans shall be computed for the actual number of days elapsed on the basis of a 365-day year. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         SECTION 3.6 Fees. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Banks (other than a Defaulting Bank) ratably according to their respective Percentage, a non-use fee on the average daily unused Commitments, payable quarterly in arrears on the last Business Day of each Fiscal Quarter (commencing with the first such date occurring after the Effective Date for the period from and including the Effective Date to such date) and on the Termination Date at a rate per annum equal to 0.125%

SECTION 4.        PAYMENTS AND PREPAYMENTS

         SECTION 4.1 Voluntary Termination or Reduction of Commitments. Subject to Section 5.5, the Borrower may, upon not less than five (5) Business Days' irrevocable prior written notice to the Administrative Agent (which shall promptly advise each Bank thereof), terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the aggregate Commitments then in effect. Once reduced in accordance with this Section, the Commitments, to the extent terminated or permanently reduced, may not be increased. Any reduction of the Commitments shall be applied to each Bank's Commitment, pro rata, according to its Percentage.

         SECTION 4.2 Optional Prepayments. Subject to Section 5.5, the Borrower may, at any time or from time to time, upon not less than (a) three (3) Business Days', irrevocable written notice with respect to Eurodollar Rate Loans and (b) one (1) Business Day's irrevocable written notice with respect to Base Rate Loans, to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time), ratably prepay such Loans in whole or in part, in minimum amounts of $3,000,000 or any integral multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 5.5. If such notice does not provide the type of Loans to be repaid, such prepayment shall be applied first to Base Rate Loans to the extent of the aggregate principal amount thereof outstanding, and the balance to Eurodollar Rate Loans.

         SECTION 4.3       [Intentionally left blank.]

         SECTION 4.4       Payments by the Borrower.

                  (a) All payments to be made by the Borrower hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Office, and shall be made in Dollars and in immediately available funds, no later than 1:30 P.M. (Charlotte, North Carolina time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Percentage (or other applicable share as expressly provided herein or in the Assignment Agreement) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:30 P.M. (Charlotte, North Carolina time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         SECTION 4.5       [Intentionally left blank].

         SECTION 4.6       Sharing of Payments.

                  (a) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise (other than pursuant to Sections 5.8, 14.1 and 15.2)) on account of the Loans (other than pursuant to the terms of Section 5) in excess of its pro rata share (based on its Percentage or, if expressly provided differently herein or in the Assignment Agreement, such other applicable share) of payments and other recoveries obtained by all Banks of the Loans on account of principal of and interest on the Loans, such Bank shall purchase from the other Banks such participation in the Loans as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (i) the amount of such selling Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

                  (b) The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to Section 4.6(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.7) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.6(b) to share in the benefits of any recovery of such secured claim.

         SECTION 4.7 Setoff. Each Bank shall, upon the occurrence of any Event of Default under Section 12.1.1, the occurrence of a Default under Section 12.1.3, or, with the consent of the Required Banks, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Borrower hereby grants to each Bank a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Bank. Any such appropriation and application shall be subject to the provisions of Section 4.6. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 4.7 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Bank may have.

         SECTION 4.8 Net Payments. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Taxes imposed on or measured by any Bank's net income or receipts with respect to payments received hereunder (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as are necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

If any Bank receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower (or any Person acting on behalf of the Borrower) has paid additional amounts pursuant to this
Section 4.8, it shall promptly repay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower (or such Person acting on behalf of the Borrower) under this Section
4.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank or the Administrative Agent, as the case may be; provided, that the Borrower, upon the request of such Bank or the Administrative Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to pay or to return such refund to the relevant taxing authority or other Governmental Authority.

Each Bank that is organized under the laws of a jurisdiction other than the United States or any state thereof shall, prior to the due date of any payments under the Loans, execute and deliver to the Borrower, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other document, the agreements of the Borrower contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement.

         SECTION 4.9 Mandatory Reduction in the Commitments. Each repayment or prepayment of the Loans made pursuant to Section 4.1 shall concurrently, permanently and automatically ratably reduce the Commitments by the amount of such repayment or prepayment. If on any date the aggregate principal amount of the Loans exceeds the Commitments, the Borrower shall repay on such date such Loans in an amount equal to such excess.

SECTION 5.        CHANGES IN CIRCUMSTANCES

         SECTION 5.1 Increased Costs. If (a) Regulation D, or (b) after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                  (i) shall subject any Bank (other than a Defaulting Bank) (or any Lending Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Rate Loans, or its obligation to make Eurodollar Rate Loans or shall change the basis of taxation of payments to any Bank (other than a Defaulting Bank) of the principal of, or interest on, its Eurodollar Rate Loans or any other amounts due under this Agreement in respect of its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans (except for changes in the rate of Tax, other than Taxes covered by Section 4.8, on the overall gross or net income of such Bank or its Lending Office); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (other than a Defaulting Bank) (or any Lending Office of such
         Bank); or

                  (iii) shall impose on any Bank (other than a Defaulting Bank) (or its Lending Office) any other condition affecting its Eurodollar Rate Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Lending Office of such Bank) of making or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum received or receivable by such Bank (or the Lending Office of such Bank) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and the calculation of such additional amount), the Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify the Borrower of any event occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1.

         SECTION 5.2 Change in Rate of Return. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank (other than a Defaulting Bank) or any Person controlling such Bank, and such Bank reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by such Bank (or any participating interest therein held by such Bank) is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, within thirty (30) days after written demand by such Bank to the Borrower, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return. A statement of such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Bank may use any method of averaging and attribution that it shall deem reasonably applicable. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify the Borrower of any event occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section 5.2.


         SECTION 5.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                  (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be conclusive and binding on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                  (b) any Bank advises the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank of maintaining or funding any Eurodollar Rate Loan for such Interest Period, or that the making or funding of Eurodollar Rate Loans has become impracticable as a result of an event occurring after the Closing Date which in the opinion of such Bank materially changes such Loans;

then, so long as such circumstances shall continue:

                  (i) the Administrative Agent shall promptly notify the Borrower and the Banks thereof,

                  (ii) no Bank shall be under any obligation to make or continue or convert into Eurodollar Rate Loans so affected, and

                  (iii) on the last day of the then current Interest Period for Eurodollar Rate Loans so affected, such Eurodollar Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans.

Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this
Section 5.3, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be materially disadvantageous to the Administrative Agent, such Bank, or the Borrower as compared to the steps described in this Section 5.3.

         SECTION 5.4 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Bank or the Lending Office of such Bank ("Affected Bank") to make, maintain or fund Eurodollar Rate Loans, then (a) the Affected Bank shall promptly notify each of the other parties hereto, (b) the obligation of all Banks to make or continue or convert into Eurodollar Rate Loans made unlawful for the Affected Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for Eurodollar Rate Loans (or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Eurodollar Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 5.4, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be materially disadvantageous to the Administrative Agent or the Affected Bank, or the Borrower as compared to the steps described in this Section 5.4.

         SECTION 5.5 Funding Losses. The Borrower hereby agrees that upon demand by any Bank to the Administrative Agent (which demand shall be made within three
(3) Business Days after receipt of notice of any payment or proposed payment by the Borrower under this Agreement giving rise to indemnification under this
Section 5.5 and shall be accompanied by a statement setting forth in reasonable detail using the methodology set forth in Exhibit I with respect to Eurodollar Rate Loans) the Borrower will indemnify such Bank against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Rate Loans, but excluding specifically any administrative fee or other amount chargeable by such Bank for the calculation of such loss), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Eurodollar Rate Loans of such Bank on a date other than the last day of an Interest Period for such Eurodollar Rate Loan, or (b) any failure of the Borrower to borrow on the date of any

Borrowing set forth in any Notice of Borrowing or (c) any failure of the Borrower to convert or continue any portion of the Loans on a date specified therefor in the Notice of Continuation/ Conversion delivered pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         SECTION 5.6 Right of Banks to Fund Through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Rate Loans by causing any of its Lending Offices to make such Eurodollar Rate Loans; provided, that in such event for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Eurodollar Rate Loan, for the account of such branch or affiliate.

         SECTION 5.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate, as the case may be, for such Interest Period.

         SECTION 5.8 Replacement of Banks. If any Bank shall become affected by any of the changes or events described in Section 5.1, 5.2 or 5.4 (any such Bank being hereinafter referred to as a "Replaced Bank") and shall petition the Borrower for any increased cost or amounts thereunder, then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Bank, designate a replacement lender (a "Replacement Bank") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced
Bank) of all amounts owed to such Replaced Bank under Section 5.1 or 5.2, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder; provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Replaced Bank shall be paid in full as of the date of such assignment. Upon any assignment by any Bank pursuant to this
Section 5.8 becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Replaced Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 15.4 and 15.5 while such Replaced Bank was a Bank).

Notwithstanding any Replaced Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 5.8, the Replaced Bank shall cease to be a "Bank" for all purposes of this Agreement and the Replacement Bank substituted therefor upon payment to the Replaced Bank by the Replacement Bank of all amounts set forth in this Section 5.8 without any further action of the Replaced Bank.

         SECTION 5.9 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Administrative Agent or any Bank pursuant to Section 5.1 through Section 5.5 shall be conclusive absent demonstrable error. The provisions of Sections 5.1, 5.2, 5.4, 5.5 and this Section 5.9 shall survive termination of this Agreement.

SECTION 6.        [Intentionally left blank.]

SECTION 7.        REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Administrative Agent and to each of the Banks that:

         SECTION 7.1 Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, each of the Borrower and its Subsidiaries is duly qualified to transact business and in good standing as a foreign corporation or partnership authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and failure to so qualify could reasonably be expected to have a Material Adverse Effect, and each of the Borrower and its Subsidiaries has the power and authority to own or lease its property and conduct its business as presently conducted.

         SECTION 7.2 Authorization. The Borrower (a) has the power to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (b) has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party.

         SECTION 7.3 No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party did not, does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation, the contravention of which could reasonably be expected to have a Material Adverse Effect, (b) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on the Borrower or any of its Subsidiaries (including, without limitation, any writ, judgment, injunction or other similar court order), the contravention of which could reasonably be expected to have a Material Adverse Effect, (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Borrower or any of its Subsidiaries or (d) contravene or conflict with any provision of the articles of incorporation or by-laws of the Borrower.

         SECTION 7.4 Governmental Consents. Except as have been obtained and as set forth on Schedule 7.4, no material order, consent, approval, hearing or filing, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is (or, at the time of execution and delivery thereof, was) required in connection with the execution, delivery and performance by the Borrower of this Agreement or the other Loan Documents.

         SECTION 7.5 Validity. The Borrower has duly executed and delivered this Agreement and the other Loan Documents, and each of such documents constitutes or upon execution and delivery will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms subject to
(a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (b) general equitable principles, including without limitation, concepts of good faith and fair dealing, materiality, fraudulent transfer and reasonableness (regardless of whether considered in a proceeding in equity or at law).

         SECTION 7.6 Financial Statements. The Borrower's audited consolidated financial statements for the Fiscal Year ended December 31, 1996 and its unaudited consolidated financial statements for the Fiscal Quarters ended March 31, 1997, and June 30, 1997, copies of which have been furnished to each Bank, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year, and accurately present the financial condition of the Borrower and its Subsidiaries at such dates and the results of operations for the periods then ended.

         SECTION 7.7 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1996.

         SECTION 7.8 Litigation and Contingent Obligations. No Material Litigation is pending or, to the best of Borrower's knowledge, threatened except as set forth (including estimates of the Dollar amounts involved) in Schedule
7.8. The Borrower and its Subsidiaries have no material Contingent Obligations other than as provided for or disclosed on Schedule 7.8.

         SECTION 7.9 Liens. None of the assets of the Borrower or any of its Subsidiaries is subject to any Lien, except for Permitted Liens.

         SECTION 7.10 Pension and Welfare Plans.

                  (a) Except as set forth on Schedule 7.10, during the twelve-consecutive-month period prior to the Closing Date, no steps have been taken by the Borrower or any other Controlled Group member
         (i) to terminate or completely or partially withdraw from any Pension Plan or (ii) terminate any Welfare Plan, which termination could be reasonably expected to give rise to a liability of the Borrower or any other Controlled Group member in excess of $20,000,000 for any Controlled Group member (other than the Borrower) or in excess of $65,000,000 for the Borrower, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien exceeding $20,000,000 on behalf of any Controlled Group member (other than the Borrower) or $65,000,000 on behalf of the Borrower under section 302(f) of ERISA and no contribution failure in excess of $20,000,000 has occurred on behalf of any Controlled Group member (other than the Borrower) or in excess of $65,000,000 on behalf of the Borrower;

                  (b) except as set forth on Schedule 7.10, to the best of the Borrower's knowledge, no condition exists, or event or transaction has occurred, with respect to any Pension Plan which might result in the incurrence by the Borrower or any other member of the Controlled Group of any liability, fine, Tax or penalty which could be reasonably expected to have a Material Adverse Effect;

                  (c) except as set forth on Schedule 7.10, neither the Borrower nor any other member of the Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

                  (d) except as set forth on Schedule 7.10, with respect to each Pension Plan maintained or contributed to by the Borrower or any other Controlled Group member which is intended to qualify under section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and nothing has occurred since the date of issuance of such determination letter which would cause any such Pension Plan to cease to qualify under section 401 of the Code;

                  (e) no Pension Plan maintained   by  the Borrower or any other
         member of the Controlled Group is a "multiemployer  plan" as defined in section 4001 of ERISA; and

                  (f) except as disclosed in Schedule 7.10, no Pension Plan maintained by or contributed to by the Borrower or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of ERISA and section 412(a) of the Code in excess of $20,000,000 on behalf of any Controlled Group member (other than the Borrower) or in excess of $65,000,000 on behalf of the Borrower, whether or not waived.

         SECTION 7.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7.12 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.13      Taxes.

                  (a) Except as set forth on Schedule 7.13, the Borrower and each of its Significant Subsidiaries have filed all material Tax Returns and Reports required by law to have been filed by them and have paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. Except as set forth on Schedule 7.13, there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Significant Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any of the Significant Subsidiaries' tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1995 in the financial statements described in Section 7.6 is sufficient in all material respects for all Taxes as of such date.

                  (b) All life insurance reserves shown as such on federal tax returns (other than individual annuity contracts) of each of the Insurance Subsidiaries qualify as life insurance reserves under section 816(b) of the Code or under former section 801(b) of the Code.

                  (c) All current Reinsurance Agreements among the Insurance Subsidiaries and their respective Affiliates have, at all times, been conducted on an arm's-length basis.

                  (d) Each of the Insurance Subsidiaries is a life insurance company as defined in section 816 of the Code.

         SECTION 7.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or its Subsidiaries to the Administrative Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and, except as such information speaks solely as of a particular date, such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 7.15      Environmental Warranties.

                  (a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws, except where failure to so comply could not be reasonably expected to have a Material Adverse Effect;

                  (b) there have been no past, and there are no pending or threatened, Environmental Claims, except where such Environmental Claims could not reasonably be expected to have a Material Adverse Effect;

                  (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower and each of its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except where failure to comply could not be reasonably expected to have a Material Adverse Effect;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the Borrower's knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (g) neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to Borrower's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, Governmental Authority or local enforcement actions or other investigations which may lead to material claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except where such liability could not be reasonably expected to have a Material Adverse Effect.

         SECTION 7.16 Proceeds. The proceeds of the Loans will be used to redeem the ALHC Preferred Stock, to repurchase the Borrower's capital stock and its Subsidiaries' capital stock, to acquire Colonial Penn Life Insurance Company, and for general corporate purposes.

         SECTION 7.17 Insurance. Schedule 7.17 sets forth a true and correct summary of all insurance carried by the Borrower. The properties and business of the Borrower and its Subsidiaries are insured against casualties and contingencies (other than normal life insurance risk) for its benefit under policies issued by insurers of recognized responsibility in such amounts as is customary in the case of similar businesses. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower with respect to any of such insurance policies. The Borrower is in substantial compliance with all conditions contained in such insurance policies.

         SECTION 7.18 Securities Laws. Neither the Borrower nor, to the best of Borrower's knowledge, any of its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

         SECTION 7.19 Governmental Authorizations. The Borrower and each of its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing of the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.20 Business Locations; Trade-Names. Schedule 7.20 lists each of the locations where the Borrower and each of its Significant Subsidiaries maintains an office, a place of business or any records together with each partnership, corporate, fictitious or trade name under or by which the Borrower or any of its Significant Subsidiaries conducts its business.

         SECTION 7.21 Solvency. On a consolidated basis, the Borrower is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred by the Borrower in connection herewith, will be, Solvent.

         SECTION 7.22 Insurance Licenses. Schedule 7.22 lists all of the jurisdictions in which each of the Insurance Subsidiaries hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on Schedule 7.22, to the best of Borrower's knowledge after due inquiry of the Responsible Officers of the respective Insurance Subsidiaries, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by any Department which, in either case could reasonably be expected to have a Material Adverse Effect. Schedule 7.22 indicates that line or lines of insurance which the Insurance Subsidiaries are permitted to be engaged in with respect to each License therein listed. The Insurance Subsidiaries do not transact any insurance business, directly or indirectly, in any state or jurisdiction other than those enumerated on Schedule 7.22, where such business requires any license, permit, governmental approval, consent or other authorization.

         SECTION  7.23  Compliance  with  Laws.  None  of  the  Borrower  or its
Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and each of its Subsidiaries (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and
(b) has retained all records and
documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.


         SECTION 7.24 No Default. None of the Borrower or its Subsidiaries is in default under any agreement or instrument to which the Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might reasonably be expected to have a Material Adverse Effect.

         SECTION 7.25 Margin Regulations. Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U). "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

         SECTION 7.26 Conseco Corporate Structure. On the Effective Date, the corporate structure of the Borrower and its Subsidiaries is as set forth in Exhibit J.

         SECTION 7.27 Significant Subsidiaries. Set forth on Schedule 7.27 is a complete and accurate list of each Significant Subsidiary of the Borrower as of the Effective Date.


SECTION 8.        AFFIRMATIVE COVENANTS

         The Borrower agrees that, on and after the Closing Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement), the Borrower will:

         SECTION  8.1  Reports,  Certificates  and  Other  Information.   Unless
otherwise   provided   herein,   furnish  or  cause  to  be   furnished  to  the
Administrative Agent and each Bank:

                  8.1.1 Audit Report. As soon as available, but in any event within one hundred and twenty (120) days after the end of each Fiscal Year of the Borrower:

                           (a) copies of the audited consolidated balance sheet of the Borrower and an unaudited consolidating balance sheet of the Borrower as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flows for such Fiscal Year, in each case setting forth the figures as of the end of the year and, in the case of the audited consolidated statements, for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) certified, in the case of the audited financial statements, without Qualification by Coopers & Lybrand (or such other independent certified public accountants of recognized standing acceptable to the Required Banks), and

                           (b) a letter or letters addressed to the Borrower from such accountants stating in substance that such accountants have been informed that such audited financial statements and audited reports are being delivered to the Administrative Agent and the Banks, and acknowledging that such financial statements and audit reports will be part of the information that the Administrative Agent and the Banks will use to make credit decisions with regard to this Agreement;

                  8.1.2 Quarterly Reports. As soon as available, but in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, copies of the condensed unaudited consolidated and consolidating balance sheet of the Borrower at the end of such Fiscal Quarter and the related condensed unaudited statements of earnings, stockholders' equity and cash flows for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, in the case of the consolidated statements setting forth in comparative form the figures as of the end of and for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) and certified by the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of the Borrower on behalf of the Borrower as presenting fairly the financial condition and results of operations of the Borrower (subject to normal year-end and audit adjustments);

                  8.1.3  Tax   Returns  and  Reports.   If   requested  by   the
         Administrative Agent or the Required Banks, copies of all federal, state, local and foreign Tax Returns and Reports filed by any of the Borrower and any of its Subsidiaries;

                  8.1.4  SAP Financial Statements.

                           (a) As soon as possible, but in any event within seventy-five (75) days after the end of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the Annual Statement of such Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of such Insurance Subsidiary that such financial statement presents fairly, in accordance with SAP, the financial position of such Insurance Subsidiary for the period then ended;

                           (b) As soon as possible, but in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the quarterly statement of such Insurance Subsidiary for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of such Insurance Subsidiary that all such financial statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the periods then ended;

                           (c) Within fifteen (15) days after being delivered to any of the Insurance Subsidiaries constituting a Significant Subsidiary, any draft or final Triennial Examination Report issued by the applicable Department or the NAIC;

                           (d) Within ninety (90) days after the close of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each of the Insurance Subsidiaries which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary. Such opinion shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of such Insurance Subsidiary;

                  8.1.5 Compliance Certificate. Contemporaneously with the furnishing of a copy of each set of the statements and reports provided for in Sections 8.1.1 through 8.1.2, a duly completed certificate, substantially in the form of Exhibit K (the "Compliance Certificate"), signed by the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Section 10 and to the effect that as of such date no Default has occurred and is continuing;

                  8.1.6  [Intentionally left blank.]

                  8.1.7 Auditors' Materials. Promptly upon receipt thereof by the Borrower, copies of all material financial and management reports regarding the Borrower or any of the Significant Subsidiaries submitted to the Borrower or any of the Significant Subsidiaries by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Borrower or any of its Significant Subsidiaries;

                  8.1.8 Reports to SEC and to Stockholders. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Borrower or any of its Subsidiaries to stockholders generally;

                  8.1.9 Notice of Default and Litigation. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto:

                           (a) the occurrence of a Default;

                           (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development;

                           (c) the commencement of any dispute which might reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination of any Loan Document; or

                           (d) any Material Adverse Change;

                  8.1.10 Insurance Reports. Written notification ten (10) days prior to any cancellation or material change of any insurance policy by the Borrower or any Significant Subsidiary, and written notification within five (5) days after receipt of any notice (whether formal or informal) of cancellation or any material change by any of its insurers;

                  8.1.11  ERISA   Liability.   Promptly  upon  learning  of  the
         occurrence of the following, written notice thereof describing the same and the steps being taken by Borrower with respect thereto:

                           (a) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f)(1) or accumulated funding deficiency under section 302 of ERISA of at least $20,000,000, but with respect to the Borrower only if such failure or deficiency totals $65,000,000,

                           (b) the institution of any steps by any member of the Controlled Group to withdraw from, or the institution of any steps by the Borrower to terminate, any Pension Plan,

                           (c) the taking of any action with respect to a Pension Plan which could result in the requirement that the

         Borrower or any member of the Controlled Group furnish a bond or other security in excess of $20,000,000 by any Controlled Group member (other than the Borrower) or in excess of $65,000,000 by the Borrower to the Pension Benefit Guaranty Corporation (or any successor thereto) or such Pension Plan, or

                           (d) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any member of the Controlled Group (other than the Borrower) of any liability, fine, Tax or penalty in excess of $20,000,000 or $65,000,000 with respect to the Borrower or any event or requirement that would require the Borrower or any member of the Controlled Group to pay more than $30,000,000 in benefits in any one year with respect to any post-retirement Welfare Plan other than benefits which are required to be provided under section 601 of ERISA;

                  8.1.12 Pension Plan Withdrawals. With respect to each Pension Plan, if any, which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability,

                  (a) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all members of the Controlled Group were to completely withdraw from such plan, and

                  (b) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (i) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (ii) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans, would exceed $20,000,000;

                  8.1.13 Environmental Liabilities. Promptly upon learning thereof, written notice (together with copies, if available) of all material written claims, complaints, notices or inquiries relating to the Borrower's or any Subsidiary's (a) properties or facilities, or (b) compliance with Environmental Laws, together with a description of the steps being taken by the Borrower or such Subsidiary with respect thereto;

                  8.1.14 Insurance Holding Company Filings. Copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Borrower or any of its

         Subsidiaries not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower and its Affiliates;

                  8.1.15 Insurance Licenses. Within five (5) Business Days of notice, notice of actual suspension, termination or revocation of any License or restriction thereon (material to the Insurance Subsidiaries taken as a whole) of any of the Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying any of the Insurance Subsidiaries of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by a Governmental Authority which commits any of the Insurance Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of any of the Insurance Subsidiaries to conduct its business;

                  8.1.16 Insurance Proceedings. Within three (3) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any of the Insurance Subsidiaries, including any agent or managing general agent thereof, which could have a Material Adverse Effect;

                  8.1.17 Changes in Applicable Insurance Code. Promptly, upon knowledge of the Borrower, to the Administrative Agent (which shall promptly deliver such reports to the Banks), notice of any actual or proposed changes in any Applicable Insurance Code which could have a Material Adverse Effect;

                  8.1.18  Reinsurance Agreements.

                  (a) Promptly, notice of any material change or modification to any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or after the Closing Date including Reinsurance Agreements, if any, which are in a runoff mode on the Closing Date, which change or modification could reasonably be expected to have a Material Adverse Effect;

                  (b) promptly, notice of any written notice received by any of the Insurance Subsidiaries of any material denial of coverage, litigation or arbitration arising out of any material Surplus Relief Reinsurance Agreement or any material Reinsurance Agreement to which any of the Insurance Subsidiaries is a party; and

                  (c) promptly, such other financial, actuarial and other information with respect to Surplus Relief Reinsurance Agreements and Reinsurance Agreements as the Administrative Agent may reasonably request;

                  8.1.19 Investments. To the extent not provided with the financial statements provided in Section 8.1.4, within sixty (60) days of the end of each of the first three Fiscal Quarters in any Fiscal Year and within one hundred twenty (120) days of the end of each Fiscal Year, a list of the Investments of the Borrower and its Subsidiaries including a valuation thereof prepared from sources reasonably acceptable to the Administrative Agent;

                  8.1.20 Revenue Agent Notices. Promptly, and in any event within ten (10) days of receipt, any revenue agent's reports or statutory notices of any deficiency related to the Borrower or any of its Subsidiaries which deficiency is material to the Borrower and its Subsidiaries taken as a whole;

                  8.1.21 Other Tax Information. Upon request, promptly furnish to the Administrative Agent copies of all correspondence (including, without limitation, notices, requests, explanations, determinations, schedules, charts and lists) delivered to any Governmental Authority in connection with any Tax claim or Taxes and any protest, petition or refund suit filed on behalf of the Borrower or any of its Subsidiaries in connection with any Tax claim or Taxes;

                  8.1.22 Rating Agency Notice. Promptly, but in any event within three (3) Business Days of its knowledge thereof, written notice of any change in the rating of the Borrower's Senior Notes by Duff & Phelps and/or Standard & Poor's; and

                  8.1.23 Other Information. From time to time, such other information concerning the Borrower and any of its Subsidiaries as the Administrative Agent or a Bank may reasonably request.

         SECTION 8.2 Corporate Existence; Foreign Qualification. Except as permitted by Sections 9.3 and 9.4, do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Borrower and each of its Wholly-Owned Subsidiaries and Significant Subsidiaries,
(b) be, and ensure that the Borrower and each of its Subsidiaries are, duly qualified to do business and in good standing as foreign corporations or partnerships, as applicable, in each jurisdiction where the nature of their business makes such qualification necessary and failure to so qualify could have a Material Adverse Effect, and (c) comply, and cause each of its Wholly-Owned
Subsidiaries  and  Significant   Subsidiaries  to  comply,   with  all
material Contractual Obligations and requirements of law binding upon such entity.

         SECTION 8.3       Books, Records and Inspections.

                  (a) Maintain, and cause each of its Wholly-Owned Subsidiaries and Significant Subsidiaries to maintain, books and records which are complete and correct in all material respects;

                  (b) permit, and cause each of its Wholly-owned Subsidiaries and Significant Subsidiaries to permit, access at reasonable times by the Administrative Agent and each Bank to its books and records;

                  (c) permit, and cause each of its Wholly-Owned Subsidiaries and Significant Subsidiaries to permit, the Administrative Agent and each Bank to inspect at reasonable times its properties and operations; and

                  (d) permit, and cause each of its Wholly-Owned Subsidiaries and Significant Subsidiaries to permit, the Administrative Agent and each Bank to discuss its business, operations and financial condition with its officers.

         SECTION 8.4 Insurance. Maintain with responsible insurance companies, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         SECTION 8.5       Taxes and Liabilities.

                  (a) Pay, and cause each of its Subsidiaries to pay, when due all of their respective Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP; and

                  (b) except as permitted by Sections 9.3 and 9.4, cause each of the Insurance Subsidiaries to continue to qualify as life insurance companies under Section 816 of the Code.

         SECTION 8.6 Pension Plans and Welfare Plans. Maintain, and cause each of its Subsidiaries to maintain, each Pension Plan and Welfare Plan sponsored by it or its Subsidiaries as to which it may have any liability, in compliance in all material respects with all applicable requirements of law.

         SECTION 8.7 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses including, without limitation, the various Applicable Insurance Codes, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.8 Maintenance of Permits. Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality including, without limitation, the Licenses, except where such failure to maintain could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.9 Environmental Compliance. Maintain, and cause each of its Subsidiaries to maintain, (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and comply with such procedures at all times, except where such failure to maintain could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.        NEGATIVE COVENANTS

         The Borrower agrees that, on and after the Closing Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and the termination of this Agreement), the Borrower will:

         SECTION 9.1 Limitation on Indebtedness. (I) Subject to the provisions set forth in subsection (II) below in this Section 9.1, not, and not permit any of its Subsidiaries to, incur or at any time be liable with respect to, any Indebtedness which is or constitutes:

                  (a) a Hedge Obligation not entered into in the ordinary course of business;

                  (b) Indebtedness with respect to Contingent Obligations to the extent the principal amount of Indebtedness of this type exceeds eight percent (8%) of Total Shareholders' Equity of the Borrower in the aggregate;

                  (c)  (i) recourse Indebtedness of Significant Subsidiaries  or
         (ii) nonrecourse Indebtedness of Significant Subsidiaries resulting from the sale or securitization of assets other than non-admitted assets, policy loans, B-Share Financings, CBOs and CMOs; or

                  (d) any secured Indebtedness (excluding secured Indebtedness not prohibited by clause (c)(ii) immediately above), including, without limitation, Capitalized Lease Liabilities and Purchase Money Debt, to the extent Indebtedness of this type exceeds ten percent (10%) of Total Shareholders' Equity of the Borrower in the aggregate or is in violation of Section 9.2(l).

(II) In the event that the long-term unsecured debt ratings of the Borrower by each of Standard & Poor's and Duff & Phelps shall fall below investment grade (as of the Effective Date, "BBB-" for each such rating agency), the following covenant shall replace the restrictions on the incurrence of Indebtedness set forth above in subsection (I) of this Section 9.1 and shall become applicable automatically upon such event, without further act:

Not, and not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

                  (a) Indebtedness outstanding under this Agreement in respect of the Loans and other Liabilities;

                  (b) Indebtedness outstanding on the Effective Date described on Schedule 9.1; provided, that Indebtedness permitted by this clause
         (b) does not include any extension, renewal or refunding of any such outstanding Indebtedness unless such extension, renewal or refunding of such Indebtedness does not (A) increase the principal amount of or rate of interest on such Indebtedness, (B) shorten the Average Life of such Indebtedness, or (C) make the terms of such Indebtedness less favorable to the Borrower or any Subsidiary of the Borrower;

                  (c) Indebtedness secured by a Permitted Lien;

                  (d) Hedging Obligations entered into in the ordinary course of business;

                  (e) Other Indebtedness the proceeds of which are used solely to pay the Liabilities; provided that a permanent ratable reduction is made with respect to the Commitments in an amount equal to such proceeds;

                  (f) Indebtedness in connection with Permitted Transactions;

                  (g) Indebtedness, or refinancings thereof, under reimbursement obligations in respect of letters of credit incurred in the ordinary course of business;

                  (h) Indebtedness   of  the   Borrower  or  its    Subsidiaries
         consisting of deferred payment obligations resulting from the adjudication or settlement of any claim or Litigation of the Borrower or its Subsidiaries;

                  (i) Indebtedness  resulting   from  reserves  for  outstanding
         checks;

                  (j) Indebtedness of the Significant Subsidiaries resulting from the sale or securitization of receivables so long as such receivables constitute non-admitted assets of such Significant Subsidiaries; provided, that Indebtedness related to any sale or securitization will be nonrecourse to the Significant Subsidiaries;

                  (k) Indebtedness with respect to Contingent Obligations in an aggregate principal amount not exceeding five percent (5%) of Total Shareholders' Equity of the Borrower in the aggregate;

                  (l) Indebtedness of Wholly-Owned Subsidiaries of the Borrower owing to the Borrower or another Wholly-Owned Subsidiary of the Borrower, and Indebtedness of the Borrower owing to any of its Wholly-Owned Subsidiaries;

                  (m) Indebtedness in respect of deferred Taxes reserved on the financial statements of the Borrower in accordance with GAAP;

                  (n) Indebtedness arising from deferral by employees of their right to receive a portion of their salary or wages pursuant to any Pension Plan;

                  (o) Indebtedness of a Person existing at the time such person is first acquired and becomes a Subsidiary of the Borrower or is merged or consolidated with the Borrower or any other Subsidiary of the Borrower so long as immediately after giving effect to such acquisition or merger no Default then exists; and

                  (p) Indebtedness, including, without limitation, Capitalized Lease Liabilities and Purchase Money Debt, in addition to the Indebtedness permitted by clauses (a) through (o), in a principal amount not exceeding three percent (3%) of Total Shareholders' Equity of the Borrower in the aggregate;

provided, however, that legally binding actions taken or commitments made in compliance with subsection (I) while subsection (I) of this Section 9.1 was still in effect shall be exempted from the application of this subsection (II) to the extent such obligations cause the Borrower and its Subsidiaries to not be in compliance with this subsection (II). Notwithstanding the foregoing to the contrary, any renewals or extensions of any such actions or commitments shall be subject to the application of this subsection (II).

         SECTION 9.2 Liens. Not, and not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

                  (a) Liens in connection with Permitted Transactions;

                  (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (c) Liens shown on Schedule 9.2;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (e) Liens of mechanics, carriers, and materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (f) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                  (g) Liens on real estate to the extent real estate Investments are permitted by Section 9.10(e)(iii);

                  (h) Liens in favor of the trustee on sums required to be deposited with the trustee under the Indentures;

                  (i) If  Section   9.1(II)  is  then   in  effect,   Liens   on
         Indebtedness permitted by Section 9.1(II)(o);

                  (j) If Section 9.1(II) is then in effect, Liens on assets of the Borrower or any of its Subsidiaries and which are not otherwise permitted to be incurred pursuant to the foregoing clauses (a) - (i) securing Indebtedness permitted by Section 9.1(II)(p); provided, however, that the aggregate fair market value of the property and other assets subject to any such Liens, calculated at the time such Liens are incurred, shall not exceed three and six-tenths percent (3.6%) of Total Shareholders' Equity of the Borrower; and

                  (l) If Section 9.1(I) is then in effect, Liens on assets of the Borrower or any of its Subsidiaries and which are not otherwise permitted to be incurred pursuant to the foregoing clauses (a) - (h) securing Indebtedness not prohibited by Section 9.1(I); provided, however, that the aggregate fair market value of the property and other assets subject to any such Liens, calculated at the time such Liens are incurred, shall not exceed twelve percent (12%) of Total Shareholders' Equity of the Borrower.

         SECTION 9.3 Consolidation, Merger, etc. Not, and not permit any of its Wholly-Owned Subsidiaries or Significant Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or consummate any Acquisition, except

                  (a) any Wholly-Owned Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge or consolidate with and into, or sell all or substantially all of its capital stock or assets to, the Borrower or any other Wholly-Owned Subsidiary of the Borrower, and

                  (b) Acquisitions; provided the Debt to Total Capitalization Ratio does not exceed 0.35:1 immediately after giving pro forma effect to such Acquisition; and provided, further, that no Default exists at the time of such Acquisition or will result therefrom and the Administrative Agent shall have received a certificate of the chief financial officer or a vice president with responsibility for or knowledge of financial affairs of the Borrower to such effect. Notwithstanding the foregoing if the Debt to Total Capitalization Ratio exceeds 0.35:1, but in any event is less than 0.45:1, immediately after giving pro forma effect to such Acquisition, the Borrower shall be permitted to make such Acquisition without being in violation of this
         Section 9.3 so long as the Debt to Total Capitalization Ratio is equal to or less than 0.35:1 ninety (90) days after the consummation of such Acquisition.

         SECTION 9.4 Asset Disposition, etc. Not, and not permit any of its Wholly-Owned Subsidiaries or Significant Subsidiaries to, sell, assign, lease, transfer, contribute, reinsure, cede, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including, without limitation, any books of business), unless:

                  (a) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition is in the ordinary course of its business including, without limitation, sales of assets in connection with the management of the investment portfolio of the Borrower and its Subsidiaries or as related to the sale or securitization of receivables constituting non-admitted assets of an Insurance Subsidiary;

                  (b) such sale, assignment, transfer, contribution, conveyance or other disposition is of Credit Tenant Loans, CBOs, CMOs or other mortgages held by such Person in connection with the securitization of such mortgages;


                  (c) such sale, assignment, transfer, contribution, conveyance or other disposition is made pursuant to a sale-leaseback of an asset of such Person in connection with a Capital Lease Liability permitted under Section 9.1; or

                  (d) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition is not of (i) stock of any Significant Subsidiary or (ii) a substantial portion of the assets of the Borrower or of any Significant Subsidiary of the Borrower.

         SECTION 9.5 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement (other than agreements with insurance regulators) containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the ability of any Subsidiary of the Borrower to make dividends or advances or payments to the Borrower, (c) prohibits or restricts the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any other document executed in connection herewith or
(d) constitutes an agreement to a limitation or restriction of the type described in clauses (a) through (c) with respect to any other Indebtedness.

         SECTION 9.6 Business Activities. Not, and not permit any of its Significant Subsidiaries to fundamentally change the type of business in which it is presently engaged as listed on Schedule 9.6.

         SECTION 9.7 Change of Location or Name. Not, and not permit its Significant Subsidiaries to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Administrative Agent at least ten (10) days' advance written notice thereof; provided, however, that notwithstanding the foregoing, neither the Borrower nor any of its Significant Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America.

         SECTION  9.8  Transactions  with  Affiliates.  Except  as set  forth on
Schedule 9.8, not, and not permit any of the Insurance Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement, Reinsurance Agreement, Surplus Relief Reinsurance Agreement or contract with any of its other Affiliates (other than the Borrower, another Insurance Subsidiary or a Wholly-Owned Subsidiary of any of them) unless, in the case of any arrangement, contract or instrument which is material to the Borrower and its Subsidiaries taken as a whole, written notice is given to the Administrative Agent (which shall promptly deliver copies of such notice to the Banks) subsequent to such arrangement and, in any case, such arrangement, contract or instrument (a) is fair and equitable to the Borrower or such Subsidiary and (b) is of a sort which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 9.9  [Intentionally left blank.]

         SECTION 9.10 Investments. Not, and not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Schedule 9.10;

                  (b) Cash Equivalents;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to Section 9.1;

                  (d) Investments by the Borrower in any of its Wholly Owned Subsidiaries or by any such Wholly-Owned Subsidiary in the Borrower or any other Wholly-Owned Subsidiary of the Borrower, by way of contributions to capital or loans or advances;

                  (e) other Investments by the Borrower and its Subsidiaries which are in compliance with all of the following guidelines:

                      (i) All Investments made by any Insurance Subsidiary shall be in compliance with the applicable Department of such Insurance Subsidiary;

                      (ii) No Investments in mortgage loans, except (A) for existing direct mortgage loans listed on Schedule 9.10 and refinancings thereof and (B) other Investments in direct mortgage loans; provided, that such Investments, when aggregated with Investments in real estate permitted by clause (iii) below, shall not exceed 8% of the aggregate Investments of the Borrower and its Subsidiaries on a consolidated basis;

                      (iii) No Investments in real estate, except for existing Investments in real estate listed on Schedule 9.10 and additional
         Investments in real estate; provided, that such Investments, when aggregated with Investments in mortgage loans permitted by clause (ii) above, shall not exceed 8% of the aggregate Investments of the Borrower and its Subsidiaries on a consolidated basis;

                      (iv) Investments by the Borrower and its Subsidiaries, on a consolidated basis, in equity securities (excluding Investments in any Subsidiary of the Borrower) and non-Investment Grade Securities shall not exceed in the aggregate 15% of the Investments of the Borrower and its Subsidiaries on a consolidated basis;

                      (v) Investments by the Borrower and its Subsidiaries, on a consolidated basis, in Investments relating to a single issuer (other than U.S. Government Securities) shall not exceed in the aggregate 4% of the Investments of the Borrower and its Subsidiaries on a consolidated basis;

                     (vi) Investments in connection with Permitted Transactions;

                      (vii) Investments in CMO Derivative Investments in an amount not to exceed in the aggregate 4% of the Investments of the Borrower and its Subsidiaries on a consolidated basis;

                  (f) Credit Tenant Loans, CMOs and CBOs; and

                  (g) Investments, in addition to the Investments permitted by clauses (a) - (f) above, which do not exceed in the aggregate 4% of the Investments of the Borrower and its Subsidiaries on a consolidated basis.

         SECTION 9.11 Certain Indebtedness. Not, and not permit any of its Subsidiaries to:

                  (a) make any payment (whether of principal, interest or otherwise) on any Senior Notes on any day other than the stated scheduled date for such payment set forth in the Senior Note Documents as of the Effective Date;

                  (b) prepay,  redeem,   purchase,   defease  or   transfer  its
         obligations under any Senior Notes, or make any deposit for any of the foregoing; or

                  (c) amend  or  modify  any  Senior  Note  Documents   if  such
         amendment or modification could have an adverse effect on the Banks or any material provision of the Loan Documents.


SECTION 10.      FINANCIAL COVENANTS

         The Borrower agrees that, on and after the Closing Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding, it will comply with the following:
                                       60

         SECTION 10.1 Shareholders' Equity. Not permit Total Shareholders' Equity of the Borrower to be less than $2,400,000,000 at any time on or after the Closing Date.

         SECTION 10.2 Debt to Total Capitalization Ratio. Not permit the Debt to Total Capitalization Ratio to exceed 0.45:1 at any time on or after the Closing Date. This ratio shall be measured at the end of each Fiscal Quarter.

         SECTION 10.3 Interest Coverage Ratio. Not permit the Interest Coverage Ratio to be less than (a) 2.25:1 for the three Fiscal Quarters ending September 30, 1997, and (b) 2.5:1 for any four Fiscal Quarters ending thereafter. This ratio shall be measured at the end of each Fiscal Quarter for the periods provided in the definition thereof.

SECTION 11.      CONDITIONS

         The obligation of the Banks to make the Loans is subject to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions precedent:

         SECTION 11.1 Initial Loans. Prior to or concurrent with the making of the initial Loans, the Administrative Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer, dated the date of the initial Loans (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts or copies to provide one for each Bank and the Administrative Agent:

                  11.1.1 If  requested  by a Bank,  an  appropriately  completed
         Note, payable to the order of such Bank evidencing such Bank's Commitment;

                  11.1.2 A favorable opinion of Karl W. Kindig, legal counsel for the Borrower and its Significant Subsidiaries, substantially in the form of Exhibit L hereto, and addressing such other legal matters as the Administrative Agent may require;

                  11.1.3 An officer's certificate of the Borrower, substantially in the form of Exhibit M hereto, and dated as of the Closing Date, signed by a Responsible Officer of the Borrower and attested to by the secretary thereof, together with certified copies of the Borrower's articles of incorporation, by-laws and directors resolutions;

                  11.1.4   [Intentionally left blank.];

                  11.1.5   [Intentionally left blank.];

                  11.1.6 A letter from the Process Agent agreeing to receive service of process on behalf of the Borrower pursuant to Section 15.11 hereof;

                  11.1.7 Certified copies of each material consent, license and approval (including, without limitation, any insurance commission approvals) required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to the Administrative Agent and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by this Agreement;

                  11.1.8 A certificate of a Responsible Officer of the Borrower that there are no material insurance regulatory proceedings pending or threatened against any of the Insurance Subsidiaries;

                  11.1.9 A certificate of a Responsible Officer of the Borrower, dated the Closing Date, as to the matters set forth in Sections 11.3.2 through 11.3.5 hereof;

                  11.1.10 An officer's certificate signed by a Responsible Officer of the Borrower, certifying that to such officer's best knowledge, since December 31, 1996, no event has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                  11.1.11 An Account Designation Letter, together with written instructions from a duly authorized Responsible Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder;

                  11.1.12  [Intentionally left blank.];

                  11.1.13 Schedules and Exhibits satisfactory to the Administrative Agent and the Banks;

                  11.1.14 A Federal Reserve Form U-1 for each Bank, duly executed by a Responsible Officer of the Borrower, the statements made in which shall be such, in the opinion of the Administrative Agent, as to permit the transactions contemplated by this Agreement in accordance with Regulation U;

                  11.1.15 Evidence satisfactory to the Administrative Agent that each of the Loan Documents has been duly executed and delivered and is in full force and effect without modification;

                  11.1.16 Receipt by the Administrative Agent and the Lenders of the consolidated financial statements of the Borrower and its Subsidiaries for each of fiscal years 1995 and 1996, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its Subsidiaries, respectively, and are prepared in conformity with GAAP;

                  11.1.17  [Intentionally left blank.];

                  11.1.18 There shall not exist any pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect; and

                  11.1.19 Such other information and documents as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

         SECTION 11.2      [Intentionally left blank.]

         SECTION 11.3 All Loans. The obligation of the Banks to make Loans hereunder is subject to the following further conditions precedent:

                  11.3.1 The Administrative Agent shall have received a duly executed Notice of Borrowing;

                  11.3.2 No Default exists or will result from the making of the Loans;

                  11.3.3 The representations and warranties of the Borrower contained in Section 7 and by the Borrower in the other Loan Documents are true and correct with the same effect as though made on the Borrowing Date;

                  11.3.4 No Material  Litigation  exists  except as disclosed on
         Schedule 7.8; and

                  11.3.5 No Material Adverse Change has occurred since September 30, 1996.


SECTION 12.       EVENTS OF DEFAULT AND THEIR EFFECT

         SECTION 12.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

         12.1.1   Non-Payment of Loans, etc.

                  (a) Default in the payment or prepayment when due of any principal on the Loans, or

                  (b) Default in the payment within five (5) days of when due of any interest on the Loans or any other amount owing by the Borrower pursuant to this Agreement.

                  12.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower or any of its Significant Subsidiaries (other than Indebtedness in respect of this Agreement) in an amount in excess of $50,000,000; or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate or could result in the acceleration of the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity. For purposes of this
         Section 12.1.2, Indebtedness shall refer only to Indebtedness included in clauses (a) through (d) and clause (h) of the definition of Indebtedness.

                  12.1.3 Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or Insurance Subsidiaries becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the applicable Department places the Borrower or any of its Significant Subsidiaries or any of its Insurance Subsidiaries under supervision or conservation; or the Borrower or any of its Significant Subsidiaries or Insurance Subsidiaries applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or such Significant Subsidiary or Insurance Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any of its Significant Subsidiaries or Insurance Subsidiaries or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Borrower or any of its Significant Subsidiaries or Insurance Subsidiaries and if such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or Insurance Subsidiary, it is consented to or acquiesced in by the Borrower or such Significant Subsidiary or Insurance Subsidiary or remains for sixty (60) days undismissed; or the Borrower or any of its Significant Subsidiaries or Insurance Subsidiaries takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                  12.1.4 Defaults Under this Agreement. Failure by the Borrower to comply with or perform any of the covenants or agreements of the Borrower set forth in Sections 9.1, 9.2, 9.3, 9.4 and 10.


                  12.1.5 Other Noncompliance with this Agreement. Failure by the Borrower or any of its Subsidiaries to comply with or perform any other provision of this Agreement or the other Loan Documents applicable to it (other than those listed in Section 12.1.4 or those constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for thirty (30) days after notice thereof to the Borrower from the Administrative Agent.

                  12.1.6 Representations and Warranties. Any representation or warranty made by the Borrower in any of the Loan Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                  12.1.7 Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which the Borrower or any other Controlled Group member may have any liability, there shall exist a deficiency of more than $20,000,000 as to any Controlled Group member (other than the Borrower) or $65,000,000 as to the Borrower in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Borrower or any other Controlled Group member withdraws from or institutes steps to withdraw from such Pension Plan, or the Borrower has knowledge that steps have been taken to terminate any Multiemployer Pension Plan and such termination may result in liability to any Controlled Group member (other than the Borrower) in excess of $20,000,000 or $65,000,000 as to the Borrower or any Reportable Event with respect to such Pension Plan has occurred which could result in the incurrence of liability by any Controlled Group member (other than the Borrower) in excess of $20,000,000 or $65,000,000 as to the Borrower or steps are taken to terminate any Multiemployer Pension Plan and such termination may result in any liability of any Controlled Group member (other than the Borrower) in excess of $20,000,000 or $65,000,000 as to the Borrower shall occur.

                  12.1.8  Adverse  Judgment.  One or  more  final  judgments  or decrees shall be entered against the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries involving, individually or in the aggregate, a liability (other than a liability of an Insurance Subsidiary in the ordinary course of business) (not covered by collectible insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded, if required by law, pending appeal within thirty
         (30) consecutive days from the entry thereof.

                  12.1.9 Change in Control. The occurrence of a Change in Control.

                  12.1.10 Material Adverse Change. The occurrence of any event which, in the reasonable judgment of the Required Banks, constitutes a Material Adverse Change.

         SECTION 12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur and be continuing, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Banks) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrower and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 15.1, the effect as an Event of Default of any event described in Section 12.1.3 may be waived by the written concurrence of the Banks holding 100% of the aggregate unpaid principal amount of the Loans, and the effect as an Event of Default of any other event described in this Section 12 may be waived as provided in
Section 15.1.

SECTION 13.       THE AGENT

         SECTION 13.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any other Loan Document) the Administrative Agent shall not be required to exercise any

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discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks. Under no circumstances shall the Administrative Agent have any fiduciary duties to any Bank or be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or to the other Loan Documents or applicable law.

         SECTION 13.2 Liability of the Administrative Agent. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat a Bank as such until the Administrative Agent receives an executed Assignment Agreement entered into between a Bank and an Eligible Assignee pursuant to Section 14.1; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) shall make no warranty or representation to any Bank and shall not be responsible to any Bank for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the other Loan Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including, without limitation, any books and records) of the Borrower; (f) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

         SECTION 13.3 Administrative Agent and Affiliates. With respect to the Loans made by it, First Union shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include First Union in its individual capacity. First Union and its Affiliates may accept deposits from, lend money to, act as

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

trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if First Union were not the Administrative Agent and without any duty to account therefor to the Banks.

         SECTION 13.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 7.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 13.5 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting any of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Percentage of any expenses (including reasonable counsel fees) incurred by the Administrative Agent (in its individual capacity as agent or in its capacity as representative of the Banks) in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. All obligations provided for in this Section 13.5 shall survive termination of this Agreement.

         SECTION 13.6 Successor Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower
(which consent shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the

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

resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

SECTION 14.       ASSIGNMENTS AND PARTICIPATIONS

         SECTION 14.1      Assignments.

                  (a) Each Bank shall have the right at any time to assign with the consent of the Borrower and the Administrative Agent (which consent, in each case, will not unreasonably be withheld), to any Eligible Assignee, all or any part of such Bank's rights and obligations under this Agreement and each other Loan Document including its rights in respect of its Loans and Notes. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit N (an "Assignment Agreement"), duly executed by such Bank and the Eligible Assignee, and acknowledged by the Administrative Agent and the Borrower. Notwithstanding the foregoing, each Bank may make assignments to its Affiliates or to any Federal Reserve Bank without obtaining consent of the Borrower or the Administrative Agent.

                  (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Bank including its Commitment, Loans and Note, if any. Each assignment shall be in an amount equal to or in excess of $10,000,000 (except for assignments of the entire unpaid balance, if less than $10,000,000, of the Loans of a Bank or assignments to existing Banks). In the case of any such assignment, upon the fulfillment of the conditions in Section 14.1(c), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and such Eligible Assignee shall for all purposes be a Bank party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Bank hereunder.

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

                  (c) An assignment shall become effective hereunder when all of the following shall have occurred:

                           (i)  the   Assignment   Agreement  shall  have   been
         executed by the parties thereto,

                           (ii) the  Assignment   Agreement   shall  have   been
         acknowledged by the Administrative Agent and by the Borrower,

                           (iii) either  the  assigning  Bank   or the  Eligible
         Assignee shall have paid a processing fee of $3,000 to the Administrative Agent for its own account; provided that the Eligible Assignee shall be solely responsible for such processing fee with respect to any assignment pursuant to Sections 5.8 and 15.2, and

                           (iv) the assigning Bank and the Administrative Agent shall have agreed upon a date upon which such assignment shall become effective. Upon such assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Eligible Assignee.

                  (d) Upon the effectiveness of any assignment, the assigning Bank shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that the Borrower, any other Bank or the Administrative Agent have rights against such assigning Bank as a result of any default by such Bank under this Agreement). Promptly following the effectiveness of each assignment, the Administrative Agent shall furnish to the Borrower and each Bank a revised Schedule 1.1-A, revised to reflect such assignment.

         SECTION 14.2      Participations.

                  (a) Each Bank may grant  participations  in all or any part of its Loans, Commitments and, if applicable, the Notes to any Eligible Assignee. A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Bank's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Banks under Section 15.1). Notwithstanding the foregoing, each participant shall have the rights of a Bank pursuant to Section 4.7. All amounts payable by the Borrower under this

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

         Agreement shall be determined as if the Bank had not sold such participation. In the event of any such sale by a Bank of participating interests to a participant, such Bank's obligations under this
         Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                  (b) Limitation of Rights of any Participant. Notwithstanding anything in the foregoing to the contrary,

                           (i) no participant shall have any direct rights hereunder,

                           (ii) the Borrower, the Administrative Agent and the Banks, other than the selling Bank, shall deal solely with the selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the participant,

                           (iii) no participation shall relieve the selling Bank of any of its other obligations hereunder and such Bank shall remain solely responsible for the performance thereof, and

                           (iv) no participant, other than an affiliate of the selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without such participant's consent, take any action which requires the consent of all of the Banks under Section 15.1.

         SECTION 14.3 Disclosure of Information. The Borrower authorizes each Bank to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower and its Subsidiaries which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement or which has been delivered to such Bank by the Borrower pursuant to this Agreement; provided, however, that each Bank, participant, assignee and Eligible Assignee shall execute a confidentiality agreement substantially in the form of Exhibit O in which it agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement in accordance with safe and sound banking and business practices and may make disclosure reasonably required by any bona fide participant, assignee or Eligible Assignee in connection with the contemplated transfer of any portion of the Loans or as required or requested by any Governmental Authority or

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

representative  thereof or pursuant to legal  process.  For the purposes of this
Section 14.3, by execution of this Agreement each of the Banks shall be deemed to have agreed to and executed the confidentiality agreement contained in Exhibit O.

         SECTION 14.4 Foreign Transferees. If, pursuant to this Section 14, any interest in this Agreement or any Loans or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof or upon the request of the Administrative Agent, the transferor Bank shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer,

                  (a) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent,

                  (b) to represent to the Borrower or the transferor Bank that under applicable law and treaties no Taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of the Loans or, if applicable, the Notes,

                  (c) to furnish to the transferor Bank, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and

                  (d) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide the transferor Bank, the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

SECTION 15.       MISCELLANEOUS

         SECTION 15.1 Waivers and Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Banks; provided, that no such amendment, modification or waiver:

                           (a) which would modify any requirement hereunder that
                  any particular action be taken by all Banks or by the

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

                  Required Banks, shall be effective without the consent of each Bank;

                           (b) which would modify this Section 15.1,  change the
                  definition of "Required Banks," change any Percentage for any Bank (except pursuant to an Assignment Agreement), reduce any fees, extend the Termination Date or the maturity date of any Loan, reduce any rate of interest payable on the Loans or subject any Bank to any additional obligations, shall be effective without the consent of each Bank;

                           (c) which  would  extend the due date for,  or reduce
                  the amount of, any payment or prepayment of principal of or interest on the Loans or any fees, shall be effective without the consent of each Bank; or

                           (d) which  would  affect  adversely  the   interests,
                  rights or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 13.6, shall be effective without consent of the Administrative Agent.

Notwithstanding any provision of this Section 15.1 to the contrary, any amendment, waiver or other modification with respect to Section 8, 9 or 10 (or any related definition in Section 1) of the Existing Credit Agreement shall automatically likewise amend, waive or otherwise modify the corresponding provision of Section 8, 9 or 10 (or related definition in Section 1) of this Agreement unless, within ten (10) Business Days after receipt by the Bank and the Administrative Agent of written notice of the effectiveness of such amendment to the Existing Credit Agreement, Banks, whose unwillingness to consent would, in the aggregate, preclude a consent of the Required Banks, notify the Administrative Agent and the Borrower in writing that they do not consent to such amendment, waiver or other modification with respect to this Agreement.

         SECTION 15.2 Failure to Consent. If any Bank shall fail to consent to any amendment, modification or waiver described in Section 15.1 (any such Bank being hereinafter referred to as a "Nonconsenting Bank") then in such case, the Borrower may, upon at least five (5) Business Days' written notice to the Administrative Agent and such Nonconsenting Bank, designate a substitute lender (a "Substitute Bank") acceptable to the Administrative Agent in its sole discretion, to which such Nonconsenting Bank shall assign all (but not less than all) of its rights and obligations under the Loans and Commitment hereunder. Upon any assignment by any Bank pursuant to this Section 15.2 becoming effective, the Substitute Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and the assigning Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 15.4 and 15.5 while such Non-Consenting Bank
                                       73
was a Bank); provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Nonconsenting Bank shall be paid in full as of the date of such assignment. Notwithstanding the foregoing, in the event that in connection with any amendment, modification or waiver more than one Bank is a Nonconsenting Bank, the Borrower may not require one Bank to assign its rights and obligations to a Substitute Bank unless all Nonconsenting Banks are required to make such an assignment. Notwithstanding any Nonconsenting Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this
Section 15.2, the Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement and the Substitute Bank substituted therefor upon payment to the Nonconsenting Bank by the Substitute Bank of all amounts set forth in this
Section 15.2 without any further action of the Nonconsenting Bank.

         SECTION 15.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgement pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and, in the case of telex, the appropriate answerback is received, (b) if given by mail, seventy-two
(72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative Agent under Sections 3, 4 and 12 shall not be effective until received by the Administrative Agent.

         SECTION 15.4 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the non-duplicative fees and reasonable expenses of counsel (including expenses of in-house counsel) and of local counsel, if any, who may be retained by such counsel) in connection with:

                  (a) the negotiation, preparation, execution, syndication and delivery of this Agreement and the other Loan Documents, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Loan Documents as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated; and
                                       74

                  (b) the preparation and/or review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent and the Banks harmless from all liability for, any stamp or other Taxes (other than income taxes of the Administrative Agent or the Banks) which may be payable in connection with the execution or delivery of this Agreement, the borrowing hereunder, or the issuance of the Notes or any other Loan Document. The Borrower also agrees to reimburse the Administrative Agent and each Bank upon demand for all reasonable expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent or such Bank in connection with the enforcement of any Liabilities and the consideration of legal issues relevant hereto and thereto whether or not such expenses are incurred by the Administrative Agent on its own behalf or on behalf of the Banks. All obligations of the Borrower provided for in this Section 15.4 shall survive termination of this Agreement. Notwithstanding the foregoing, neither the Administrative Agent nor any Bank shall have the right to reimbursement under this Section 15.4 for amounts determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Administrative Agent or such Bank.

         SECTION 15.5 Indemnity. The Borrower agrees to indemnify each Bank and each Bank's respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement, the other Loan Documents or any actual or proposed use of the proceeds of the Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this Section 15.5 shall survive termination of this Agreement.

         SECTION 15.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as a Person referenced in such a provision has one or more Subsidiaries.

         SECTION 15.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         SECTION 15.8 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE LOANS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS

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

OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE BORROWER AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE LIABILITIES EXPRESSED HEREIN OR IN THE OTHER LOAN DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

         SECTION 15.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Closing Date, and at such time the Administrative Agent shall notify the Borrower and each Bank.

         SECTION 15.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY NORTH CAROLINA STATE OR FEDERAL COURT SITTING IN THE WESTERN DISTRICT OF NORTH CAROLINA OVER ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURTS. THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE BORROWER, THE ADMINISTRATIVE AGENT, ANY AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 15.10 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         SECTION 15.11 Service of Process. The Borrower hereby irrevocably appoints C.T. Corporation (the "Process Agent"), with an office on the date hereof at 225 Hillsborough Street, Raleigh, North Carolina 27603, as its agent to receive on behalf of the Borrower and its Subsidiaries and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. A copy of such process shall also be mailed by express two-day delivery, postage prepaid, to the Borrower at its address specified pursuant to Section 15.3; provided, however, that failure to give a copy of such notice to the Borrower will not affect the validity of service on the Process Agent. Such service may be made by delivering by express two-day delivery or hand delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees to indemnify such Process Agent in connection with all matters relating to its appointment as agent of the Borrower for such purposes, to enter into any agreement relating to such appointment which such Process Agent may customarily require, and to pay such Process Agent's customary fees upon demand. As an alternative method of service, the Borrower for itself and its Subsidiaries also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified pursuant to Section 15.3. Nothing in this Section 15.11 shall affect the right of the Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

         SECTION 15.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrower may not assign or transfer its rights or obligations under this Agreement or any other Loan Document without the prior written consent of all Banks, and the rights of the Banks to make assignments or grant participations are subject to the provisions of Section 14.

         SECTION 15.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         Executed as of the day and year first above written.


                              CONSECO, INC.



                              By: /s/ ROLLIN M. DICK
                                  ---------------------------------------------
                              Name:   Rollin M. Dick
                              Title:  Chief Financial Officer and
                                      Executive Vice President


                              Notice Address

                              Address:     11825 N. Pennsylvania St.
                                           Carmel, Indiana  46032
                              Attention:   John J. Sabl
                              Telephone:  (817) 573-6163
                              Facsimile:  (817) 573-6327



C-462027v04.11222.01014

                              FIRST UNION NATIONAL BANK, as
                              Administrative Agent and as a Bank



                              By:  /s/ GAIL M. GOLIGHTLY
                                   ---------------------------------------------

Commitment:
$200,000,000                  Name:   Gail M. Golightly

                              Title:  Senior Vice President


                              Instructions  for wire transfers
                              to the Administrative Agent:

                              First Union National Bank
                              ABA Routing No. 053000219
                              Charlotte, North Carolina
                              General Ledger No. 465906, RC No. 5007
                              Attention: Syndication Agency Services
                              Re:  Conseco, Inc. Six-Month Loan

                              Address for notices as a Lender:

                              First Union National Bank
                              One First Union Center, 5th Floor
                              301 South College Street
                              Charlotte, North Carolina 28288-0735
                              Attention: Mr. Robert C. Mayer, Jr.
                              Telephone: (704) 374-6628
                              Telecopy: (704) 383-7611

                              Lending Office:
                              First Union National Bank
                              One First Union Center, 5th Floor
                              301 South College Street
                              Charlotte, North Carolina 28288-0735
                              Attention: Ms. Lisa Mowery
                              Telephone: (704) 383-0558
                              Telecopy: (704) 383-7611

C-462027v04.11222.01014